SHARE PURCHASE AGREEMENT

BY AND BETWEEN

CANON MARKETING JAPAN INC.

AND

CANON INC.

(“Sellers”)

AND

STAAR SURGICAL COMPANY

(“Buyer”)

October 25, 2007
SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the “Agreement”) is entered into on October 25, 2007, by and between CANON MARKETING JAPAN INC. (“CMJ”), a kabushiki kaisha organized and existing under the laws of Japan, and CANON INC. (“CINC”), a kabushiki kaisha organized and existing under the laws of Japan (each, a “Seller”, and collectively, “Sellers”), and STAAR SURGICAL COMPANY, a corporation organized and existing under the laws of the State of Delaware (“Buyer”). Buyer and Sellers are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, CMJ owns One Thousand Nine Hundred and Seventy Five (1,975) shares and CINC owns One Thousand Eight Hundred and Seventy Five (1,875) shares of common stock of CANON STAAR CO., INC. (“the Company”), a kabushiki kaisha organized and existing under the laws of Japan; and

Whereas, Buyer desires to purchase from Sellers, and each Seller desires to sell to Buyer, all of the shares of common stock of the Company owned by the respective Sellers.

AGREEMENT

Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.	DEFINITIONS

Unless otherwise provided in this Agreement, the following terms, when capitalized herein, shall have the meanings set forth in this Section 1.

“Act” shall mean the United States Securities Act of 1933, as amended.

“Adverse Consequences” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” shall mean with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, (a) the Company shall not be regarded as an Affiliate of (i) either of Sellers or their respective Affiliates or (ii) Buyer and its Affiliates and (b) (i) each of Sellers and their respective Affiliates and (ii) Buyer and its Affiliates, shall not be regarded as Affiliates of the Company.

“Ancillary Agreements” shall mean the Certificate of Designation, Seller’s Certificate of CINC, Seller’s Certificate of CMJ, Buyer’s Certificate, Company’s Certificate, Inventory Sales Agreement, General Releases, Current Employees Secondment Agreement, New Employees Secondment Agreement and Termination Agreement.

“Business” means research, development, manufacture, marketing, sale or distribution of implantable silicone and collagen copolymer intraocular lenses whether phakic or aphakic, whether spheric or aspheric, and insertion devices for such implants and collagen glaucoma wicks.

“Buyer” has the meaning set forth in the preface above.

“Buyer’s Certificate” shall mean a certificate in the form attached hereto as Exhibit F.

“Cash Consideration” has the meaning set forth in Section 2.3(a).

“Certificate of Designation” has the meaning set forth in Section 2.3(b).

“CINC” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” shall mean the second business day following the satisfaction or waiver of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no earlier than December 28, 2007.

“Company” has the meaning set forth in the preface above.

“Company’s Certificate” shall mean a certificate in the form attached hereto as Exhibit G.

“Control”, by any Person with respect to any other Person shall mean the direct or indirect control of fifty percent (50%) or more of the voting stock or other ownership interest by such Person of the other Person, or if such Person possesses the power to direct or cause the direction of the management and policies of the other Person or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other Person. References to (i) the verb form of “Control,” in any tense, means to have Control of a Person and (ii) the adjective form of “Control” means having an ownership interest that would have the ability to Control a Person.

“Conversion Shares” has the meaning set forth in Section 5.9.

“Current Employees Secondment Agreement” shall mean an agreement in the form attached hereto as Exhibit I-1.

“Earnings Suspension” has the meaning set forth in Section 8.4(i).

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“General Release” shall mean a release in the form attached hereto as Exhibit K, to be executed by all directors of the Company pursuant to Section 7.

“Governmental Authority” shall mean any national government, any regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder Indemnitee” has the meaning set forth in Section 8.4(h).

“Indemnified Party” has the meaning set forth in Section 8.3(a).

“Indemnifying Party” has the meaning set forth in Section 8.3(a).

“Internal Regulations” shall mean the Company’s Articles of Incorporation, Bylaws, Rules of Organization, Rules for Job Functions and Rules for the Use of the Application for Approval or Impression of Seal.

“Inventory Sales Agreement” shall mean an agreement in the form attached hereto as Exhibit H.

“JVA” shall mean that certain Joint Venture Agreement among each of Sellers and Buyer dated May 23, 1988.

“Laws” shall mean any applicable statutes, laws, rules, regulations, orders, ordinals, codes and decrees of any Governmental Authority.

“Knowledge” shall mean knowledge by any director or executive officer of the Person in question, without independent investigation.

“New Employees Secondment Agreement” shall mean an agreement in the form attached hereto as Exhibit I-2.

“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

“Preferred Shares” has the meaning set forth in Section 2.3(b).

“Qualified Amount” has the meaning set forth in Section 8.2(a).

“Registration Period” has the meaning set forth in Section 6.3(g)(i).

“Registration Statement” has the meaning set forth in Section 6.3 (g)(i).

“SEC” shall mean the United States Securities and Exchange Commission.

“Security Interest” shall mean any mortgage, deed of trust, pledge, lien (statutory or other), encumbrance, preference, priority, assignment, hypothecation, charge or other security interest.

“Sellers” or “Seller” has the meaning set forth in the preface above.

“Seller’s Certificate” shall mean a certificate in the form attached hereto as Exhibit E.

“Signing Date” shall mean the date of this Agreement.

“Suspension Period” has the meaning set forth in Section 8.4(i).

“TALA” shall mean that certain Technical Assistance and License Agreement between Buyer and the Company dated September 6, 1988.

“Termination Agreement” shall mean an agreement in the form attached hereto as Exhibit J.

“Third Party Claim” has the meaning set forth in Section 8.3(a).

“Transferred Shares” has the meaning set forth in Section 2.1.

2.	PURCHASE AND SALE OF TRANSFERRED SHARES

2.1	Purchase and Sale. Upon the terms and conditions of this Agreement, on the Closing Date, Sellers agree to and consent to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Sellers, shares of common stock of the Company owned by Sellers (the “Transferred Shares”) for the Cash Consideration and Preferred Shares as set forth in Section 2 of Exhibit A. Sellers agree to assume liability for and to pay all transfer taxes, consumption taxes, stamp duties, withholding taxes or other taxes which are imposed or assessed by a Japanese Governmental Authority in connection with the transactions contemplated herein, other than any taxes on the income of Buyer which are imposed or assessed by a Japanese Governmental Authority. Buyer agrees to assume liability for and to pay all remittance fees and all transfer taxes, consumption taxes, stamp duties, withholding taxes or other taxes which are imposed or assessed by a Governmental Authority other than a Japanese Governmental Authority in connection with the transactions contemplated herein.

2.2	Closing. The closing of the transfer of the Transferred Shares (the “Closing”) shall take place at the offices of legal counsel of Sellers in Tokyo, Japan, on the Closing Date, or at such other time and place as shall be agreed to by the Parties. All transactions at the Closing shall be deemed to take place simultaneously and no transaction at the Closing shall be deemed to have been completed and no documents delivered until all transactions have been completed and all documents delivered.

2.3	Purchase Price and Buyer’s Deliverables. In full consideration for the sale of the Transferred Shares by Sellers, Buyer shall at the Closing:

(a)	pay to Sellers an aggregate amount of Four Million United States Dollars (US$4,000,000) in cash (“Cash Consideration”) by wire transfer of immediately available funds to the account designated by each Seller, the portion of the Cash Consideration to be paid to each Seller is indicated in Section 2 of Exhibit A.

(b)	issue to Sellers an aggregate amount of 1.7 million shares of convertible preferred stock of Buyer (the “Preferred Shares”) as described more fully in the Certificate of Designation attached hereto as Exhibit B (the “Certificate of Designation”), the portion of the Preferred Shares to be issued to such Seller is indicated in Section 2 of Exhibit A; and

(c)	deliver to Sellers: (i) a copy of the directors resolutions of Buyer authorizing the execution of this Agreement and the purchase of the Transferred Shares by Buyer from Sellers in exchange for the Cash Consideration and Preferred Shares, and approving the filing of the Certificate of Designation with the State of Delaware, (ii) an incumbency certificate confirming the authority of the individual executing this Agreement and each of the Ancillary Agreements to which it is a party, (iii) a certified copy of the Certificate of Designation filed by Buyer with the State of Delaware, (iv) a certified copy of the Certificate of Incorporation of Buyer prior to the Certificate of Designation being filed, (v) a certified copy of the current Certificate of Incorporation of the Buyer after the Certificate of Designation is filed, (vi) a copy of the current bylaws of Buyer, (vii) stock certificates representing the Preferred Shares and (viii) duly executed copies of each of the Ancillary Agreements to which it is a party.

2.4	Sellers’ Deliverables. In full consideration for the purchase of the Transferred Shares by Buyer, each Seller shall, at the Closing, deliver to Buyer: (i) a summary in abstract form of the directors resolutions of such Seller authorizing the execution of this Agreement and the sale of the Transferred Shares owned by such Seller to Buyer, (ii) a certificate of registered seal (inkanshoumeisho) confirming the authority of the individual executing this Agreement and each of the Ancillary Agreements to which it is a party on behalf of such Seller, (iii) where applicable, a copy of the power of attorney confirming the authority of the individual executing this Agreement and each of the Ancillary Agreements to which it is a party on behalf of such Seller, (iv) stock certificates representing the Transferred Shares and (v) duly executed copies of each of the Ancillary Agreements to which it is a party.

3.	REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby severally but not jointly represents and warrants to Buyer that the statements contained in this Section 3 are true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing.

3.1	Existence and Good Standing of Seller. Such Seller is a kabushiki kaisha duly organized, validly existing and in good standing under the laws of Japan.

3.2	Authorization of Transaction. Such Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the Ancillary Agreements to which such Seller is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms and conditions except to the extent limited by bankruptcy, reorganization, moratorium, insolvency or other similar Laws generally affecting the enforcement of creditors’ rights.

3.3	Non-contravention. Neither the execution, delivery or performance of this Agreement and each of the Ancillary Agreements to which such Seller is a party, nor the consummation of the transactions contemplated hereby and thereby will (i) violate or contravene any Law, injunction, judgment, ruling, charge, or other restriction of any Governmental Authority to which such Seller is subject, or any provision of such Seller’s internal regulations, (ii) violate any of such Seller’s organizational documents, (iii) require any consent or approval (including any approval of any Governmental Authority) which has not been obtained prior to the Closing, (iv) conflict with, result in any contravention or violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which it is bound or purports to be binding on such Seller or to which any of its assets is subject, or (v) result in the creation or imposition of any Security Interest on the Transferred Shares owned by such Seller.

3.4	Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of such Seller is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties, or from any Affiliate of any of the Parties, in connection with any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which such Seller is a party.

3.5	No Consent. No consent of any other Person (including any creditor, shareholder or partner of such Seller) other than the Company and no consent, authorization, approval or other action by, and no advance notice to or prior filing with, any Governmental Authority other than those which may have been obtained prior to the Closing Date will be required for the transfer of the Transferred Shares from such Seller to Buyer as provided herein.

3.6	No Restrictions. No action, suit, or proceeding is pending or, to the best of such Seller’s knowledge, threatened against such Seller before any court or quasi-judicial or administrative agency of any national, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which such Seller is a party, (ii) cause any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which such Seller is a party to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own the Transferred Shares; and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

3.7	Transferred Shares. As of the Closing, such Seller is the legal owner, beneficially and of record, of the entire right, title and interest in and to the number of shares and shareholding ratio of the Company as described in Section 1 of Exhibit A, free and clear of any restrictions on transfer (other than any restrictions in the articles of incorporation (teikan) of the Company or in the JVA), taxes or Security Interests of any kind. Such Seller is not a party to any option, warrant, purchase right, right of first refusal, preemptive right or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Transferred Shares other than this Agreement. Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Transferred Shares, other than the JVA. As of the Closing, the Transferred Shares shall be transferred and delivered to Buyer free and clear of any Security Interests of any kind. The Seller has not executed and is not subject to any currently effective financing statement or other instrument similar in effect, covering all or any part of such Seller’s interest in the Transferred Shares.

3.8	Patents. To the best of such Seller’s Knowledge, the Company owns each of the patents listed on the list attached hereto as Exhibit C.

3.9	Purchase for Investment. Such Seller is acquiring the Preferred Shares for its own account for investment purposes and not with a view to the distribution of the Preferred Shares. Such Seller has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares. Such Seller is an “accredited investor” as defined in Rule 501 of the Securities Act. Such Seller has been afforded the opportunity to ask questions of and receive answers from the management of Buyer concerning this investment and has sufficient knowledge and experience in investing in companies similar to Buyer in terms of the Buyer’s stage of development so as to be able to evaluate the risks and merits of its investment in Buyer.

3.10	Shares Not Registered. Such Seller understands that the Preferred Shares have not been registered under the Securities Act, by reason of their issuance by Buyer in a transaction exempt from the registration requirements of the Securities Act, and that the Preferred Shares must continue to be held by such Seller unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Seller understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Seller acknowledges that each certificate representing any of the Preferred Shares shall be endorsed with restrictive legends to such effect, and Buyer shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate.

4.	ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS

4.1	CMJ hereby represents and warrants to Buyer that the statement contained in this Section 4.1 is true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing.

(a)	Inventory. CMJ owns all of the inventory of products purchased from the Company listed on the list attached hereto as Exhibit D except for changes occurring in the ordinary course of business since October 19, 2007.

4.2	CINC hereby represents and warrants to Buyer that the statement contained in this Section 4.2 is true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing.

(a)	No Accounts Receivable or Accounts Payable. There are (i) no accounts receivable owed by CINC to the Company and (ii) no accounts payable owed by the Company to CINC other than pursuant to the Current Employees Secondment Agreement.

5.	REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers that the statements contained in this Section 5 are true, correct and complete as of the Signing Date and will be true, correct and complete as of the Closing.

5.1	Existence and Good Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2	Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the Ancillary Agreements to which Buyer is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms and conditions except to the extent limited by bankruptcy, reorganization, moratorium, insolvency or other similar Laws generally affecting the enforcement of creditors’ rights.

5.3	Non-contravention. Neither the execution, delivery or performance of this Agreement and each of the Ancillary Agreements to which Buyer is a party, nor the consummation of the transactions contemplated hereby and thereby will (i) violate or contravene any Law, injunction, judgment, ruling, charge, or other restriction of any Governmental Authority to which Buyer is subject, (ii) violate any of Buyer’s organizational documents, (iii) require any consent or approval (including any approval of any Governmental Authority) which has not been obtained prior to the Closing Date, or (iv) conflict with, result in any contravention or violation or breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or purports to be binding on the Buyer or to which any of its assets is subject.

5.4	Broker’s or Finder’s Fees. No agent, broker, person or firm acting on behalf of Buyer is, or will be, entitled to any commission or broker’s or finder’s fees from any of the Parties, or from any Affiliate of any of the Parties, in connection with any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Buyer is a party.

5.5	No Consent. No consent of any other Person (including any creditor, shareholder or partner of Buyer) other than the Company and no consent, authorization, approval or other action by, and no advance notice to or prior filing with, any Governmental Authority other than those which may have been obtained prior to the Closing Date will be required for the transfer of the Transferred Shares from each Seller to Buyer as provided herein.

5.6	No Restrictions. No action, suit, or proceeding is pending or, to the best of Buyer’s knowledge, threatened against Buyer before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Buyer is a party, (ii) cause any of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which Buyer is a party to be rescinded following consummation, or (iii) affect adversely its right to own the Transferred Shares; and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

5.7	Certificate of Incorporation and Bylaws. Buyer has provided to Sellers true, correct and complete copies of its current Certificate of Incorporation and its bylaws.

5.8	Issued Securities. All issued and outstanding shares of Buyer’s securities have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of the Buyer’s securities were issued in full compliance with all federal and state securities laws.

5.9	Reservation and Issuance. The Preferred Shares and any common shares of Buyer issuable upon conversion of the Preferred Shares (“Conversion Shares”) have been or will be duly and validly reserved and, when issued in accordance with the provisions of this Agreement or upon conversion of the Preferred Shares, as applicable, will be validly issued, fully paid and non-assessable, and will be free of any taxes or Security Interests of any kind.

5.10	Certificates. The issuance of certificates for the Preferred Shares and the Conversion Shares shall be made without charge to Sellers for any issuance tax in respect thereof, or other cost incurred by Buyer in connection therewith.

5.11	Other Commitments to Register Securities. Other than with respect to the Buyer’s registration statement on Form S-3 filed on May 21, 2007 and as set forth on Schedule 5.11, which Schedule 5.11 may be updated by Buyer at any time prior to the Closing, Buyer is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

5.12	Exempt Transaction. The issuance of the Preferred Shares and the Conversion Shares each constitutes a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the registration or qualification requirements of applicable state securities laws.

6.	COVENANTS

6.1	General.

The Parties agree that if at any time after the Signing Date but before the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) the other Party reasonably may request. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8).

6.2	Pre-closing Covenants.

(a)	Approval of Acquisition of Transferred Shares by Buyer.

On or prior to the Closing Date, each of the Parties shall cause the directors of the Company nominated by such Party to vote in favor of a board resolution of the Company approving the acquisition by Buyer of the Transferred Shares .

(b)	Change of Name.

Prior to the Closing Date, each of the Parties shall vote in favor of a shareholder resolution of the Company to remove the word “Canon” from its name effective as of the Closing Date;

(c)	Nomination of Directors.

Prior to the Closing Date, each of the Parties shall vote in favor of a shareholder resolution of the Company to appoint a replacement effective as of the Closing Date for each director and statutory auditor who is to submit a resignation pursuant to the provisions of Sections 7.1(g);

(d)	Registration of New Company Name, Directors and Statutory Auditor.

On or prior to the Closing, each of the Parties shall cause the Company to file for registration of the new company name and directors and statutory auditor approved by the Company pursuant to Section 6.2(b) and Section 6.2(c) respectively;

(e)	Information in Seller’s Possession.

On or prior to the Closing, each Seller shall return or destroy all information of the Company and Buyer in the possession of such Seller reasonably identified and requested by Buyer; provided, however, that Sellers shall be permitted to retain information in order to prepare their own financial statements, tax records and submissions to tax authorities and any other necessary reasons as indicated in Section 6.3(a).

(f)	Information in Buyer’s Possession.

On or prior to the Closing, Buyer shall return or destroy all information of Sellers in the possession of Buyer reasonably identified and requested by Sellers.

(g)	Information in Company’s Possession.

On or prior to the Closing, the Parties shall instruct their respective appointees to the board of directors of the Company to cause the Company to return or destroy all information of Sellers in the possession of the Company reasonably identified and requested by Sellers (other than marketing information relating to the Business and customer lists relating to the Business provided by CMJ to the Company).

(h)	Ancillary Agreements.

On or prior to the Closing each Party shall sign, or cause to be signed, and deliver each of the Ancillary Agreements to which it is a party.

(i)	Documents to be Signed and Delivered by Company.

The Parties shall cause the Company to sign and deliver the Company’s Certificate, Inventory Sales Agreement, Current Employees Secondment Agreement, New Employees Secondment Agreement and Termination Agreement.

(j)	Filing of Certificate of Designation.

Prior to the Closing, Buyer shall file the Certificate of Designation with the State of Delaware.

(k)	Due Diligence.

Buyer and its agents shall have reasonable access for purposes of conducting its due diligence investigation up through and including the Closing Date, during business hours and upon reasonable notice to (a) any and all of the books and records of the Company, and (b) the premises and personnel of the Company, with due consideration for the need to continue the business and maintain employee relations. The due diligence investigation shall include access to (a) sample form contracts used by CMJ with its customers and sub-distributors of the Company’s products and (b) a list of such customers and sub-distributors if requested by the Buyer.

(l)	Consents.

Upon Buyer’s request, CMJ shall use reasonable commercial efforts to attempt to obtain the consent of any counterparties to an assignment of any contracts executed by CMJ prior to the Closing Date with its customers and sub-distributors for the Company’s products to the Company, or where appropriate, the Buyer.

(m)	Operations.

The Parties covenant and agree that until the Closing (unless Buyer shall otherwise approve in writing or unless otherwise expressly permitted by this Agreement) no orders or authorizations shall unilaterally be given by any Party as a shareholder of the Company (or any of its appointees who are directors or statutory auditors of the Company) to the General Manager, the Business Headquarters Chief, or any or all of the representative directors, whether pursuant to the Internal Regulations or otherwise, and all such orders or authorizations, as the case may be, shall be jointly given by all of the Parties in the case of an order, or unanimously approved by the board of directors in the case of an authorization.

6.3	Post-closing Covenants.

(a)	Access to Information.

After the Closing, to the extent necessary for Sellers to prepare their own financial statements, tax records and submissions to tax authorities and any other necessary reasons, Sellers will have reasonable access to the books and records of the Company relating to any period prior to January 1, 2008.

(b)	Branding.

After the Closing, except with respect to the CANON STAAR logo placed on products of the Company, packaging and labeling prior to the Closing, Buyer shall cause the Company to cease using any mark of Sellers, including without limitation, in the labeling and marking of products of the Company and in promotional and website materials. Neither of Sellers shall assert any claims for use of the CANON STAAR logo following the Closing with respect to products which (a) were (i) manufactured by the joint venture prior to the Closing or (ii) work in progress as of the Closing that already have the CANON STAAR logo affixed to the product or its packaging, (b) are sold in the ordinary course of business and (c) are not modified by the Company after the Closing (except with respect to work in progress described in clause (a) above which may be finalized in accordance with standard specifications). The Company may use product literature incorporating the CANON STAAR logo for a period up to six (6) months, provided the logo is covered with a sticker or other obscuring device and the Company shall exert all commercially reasonable efforts to replace such literature at the earliest practicable date.

(c)	Non-Competition.

(i)	For a period of three (3) years from and after the Closing Date, neither of the Sellers will (x) directly manage, operate or engage in the Business or (y) acquire a Controlling ownership interest in any Person that manages, operates or engages in the Business (other than conducting research and development activities) in Japan and has aggregate annual sales of products connected with the Business in excess of One Million United States Dollars (US$1,000,000).

(ii)	Without the consent of the Buyer, which may be granted or withheld by the Buyer in its discretion, for a period of three (3) years from and after the Closing Date, neither of the Sellers shall (other than with respect to employees seconded to the Company by either of the Sellers to the extent set forth in the New Employees Secondment Agreement or the Current Employees Secondment Agreement) directly or indirectly, personally or through others, solicit, attempt to solicit, or take any other action which is intended to induce any employee or independent contractors of the Company, to terminate his or her relationship with the Company, or intentionally interfere in any manner with the contractual or employment relationship between the Company and any such employee or independent contractor.

(d)	Provision of Continuing Employment.

After the Closing, Buyer shall cause the Company to continue to provide employment for those individuals who were permanent, full-time workers of the Company as of the Closing Date under similar working conditions to those in place immediately prior to the Closing.

(e)	Filing of Form D Notice.

Within fifteen (15) days after the Closing, Buyer shall file a notice pursuant to Regulation D under the Act with respect to the issuance of the Preferred Shares.

(f)	Registration for Conversion Shares.

(i)	Buyer shall prepare, and, as soon as possible but in no event later than the date that is thirty (30) days after the Closing Date, file with the SEC a Registration Statement on Form S-3 (or if Form S-3 is unavailable then on a Form S-1 or other form reasonably acceptable to Sellers) (the “Registration Statement”) for an offering to be made on a continuous basis pursuant to Rule 415 of the Act, covering the resale of all of the Conversion Shares. Buyer shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as possible, but in no event later than six (6) months after the date hereof. Buyer shall pay all costs and expenses related to the registration of the Conversion Shares, including without limitation the reasonable fees and expenses of legal counsel to Sellers, not to exceed $5,000. Buyer shall use its best efforts to keep such Registration Statement continuously effective under the Act until the earlier of (A) the date on which all of the Conversion Shares have been sold, and (B) the date on which all of the Conversion Shares may be sold without registration pursuant to Rule 144(k) under the Exchange Act (the “Registration Period”). Buyer shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and any prospectus used in connection therewith, as may be necessary to keep such Registration Statement effective at all times until the expiration of the Registration Period.

(ii)	Buyer shall immediately notify the sellers and legal counsel to the Sellers and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Conversion Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)	Buyer shall, not less than three (3) business days prior to the filing of the Registration Statement or any related prospectus or any amendment or supplement thereto, (A) furnish to Sellers copies of the Registration Statement or prospectus proposed to be filed, which documents will be subject to the review of Sellers, (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Act. Furthermore, Buyer shall advise Sellers, within two (2) business days: (x) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of any of the Conversion Shares under state securities or “blue sky” laws; and it will promptly use its best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; and (y) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

(iv)	If, at any time when the Conversion Shares have not been registered under this Agreement, Buyer proposes to register any of its common stock under the Act, whether as a result of a primary or secondary offering of common stock or pursuant to registration rights granted to holders of other securities of Buyer (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), Buyer shall, each such time, give to each Seller written notice of its intent to do so. Upon the written request of either Seller given within twenty (20) days after the giving of any such notice by Buyer, Buyer shall use best efforts to cause to be included in such registration the Conversion Shares of such Seller, to the extent requested to be registered; provided that (A) the number of Conversion Shares proposed to be sold by such Seller is equal to at least seventy-five percent (75%) of the total number of Conversion Shares then held by such Seller, (B) such Seller agrees to sell those of its Conversion Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of common stock which Buyer proposes to register, and (C) if the registration involves an underwritten offering and is to include shares of common stock to be sold for the account of Buyer or any party exercising demand registration rights pursuant to any other agreement with Buyer, the managing underwriter does not advise Buyer that in its opinion the inclusion of the Conversion Shares (without any reduction in the number of shares to be sold for the account of Buyer or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of common stock offered, in which case the rights of such Seller shall be as provided below. If such a registration involves an underwritten offering and the managing underwriter shall advise Buyer in writing that, in its opinion, the number of shares of common stock requested by such Seller to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of common stock offered in such offering, then, notwithstanding anything herein to the contrary, Buyer shall be required to include in such registration only the number of shares of common stock which Buyer is so advised can be sold in such offering, (A) first, the number of shares of common stock proposed to be included in such registration for the account of Buyer and/or any stockholders of Buyer (other than Sellers) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among Buyer and/or such stockholders of Buyer with registration rights (other than Sellers), and (B) second, the shares of common stock requested to be included in such registration by all other stockholders of Buyer who have piggyback registration rights (including, without limitation, Sellers), pro rata among such other stockholders (including, without limitation, Sellers) on the basis of the number of shares of common stock that each of them requested to be included in such registration. In connection with any offering involving an underwriting of shares, Buyer shall not be required hereunder or otherwise to include the Conversion Shares therein unless such Seller accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between Buyer and the underwriters selected by Buyer.

(v)	If a registration statement covering the Conversion Shares does not become effective within one hundred and eighty (180) days after the date hereof and remain effective for the Registration Period, excluding any Suspension Period or Earnings Suspension that results pursuant to Section 8.4(i), Sellers shall receive, and Buyer shall issue to Sellers, an aggregate of thirty thousand (30,000) shares (issued proportionally among and to each of Sellers) of Buyer’s common stock for each calendar month, or part thereof, that any Registration Statement is not effective (the “Penalty Shares”). Any Penalty Shares issued pursuant to this Section 6.3(f)(v) shall be entitled to all registration rights set forth under Section 6.3(f)(i) through (iv) hereof. In addition, the Registration Period shall be extended by any period of time such Registration Statement is in fact not effective. The parties agree and acknowledge that it will be difficult to ascertain the type and/or amount of any damages that may accrue to Sellers as a result of Buyer’s breach of Section 6.3(f), and therefore, the issuance to Sellers of the Penalty Shares are reasonable under the circumstances and are required for the reasonable protection of Sellers’ rights under Section 6.3(f)(i) through (iv) of this Agreement. Buyer agrees that it will not challenge or dispute Sellers’ remedies set forth in Section 6.3(f)(v) by asserting that such remedies constitute a penalty or should otherwise not be enforced as written.

(g)	Compliance with Rule 144.

If either of Sellers proposes to sell common stock issuable upon the conversion of the Preferred Shares, in compliance with Rule 144 promulgated by the SEC, then, upon such Seller’s written request to Buyer, Buyer shall furnish to such Seller, within five (5) days after receipt of such request, a written statement confirming the Buyer’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(h)	Information Rights.

If at any time after the Closing until the time of conversion or redemption of Preferred Shares, Buyer is not subject to reporting requirements under either Section 13(d) or Section 15(d) of the Exchange Act, Buyer shall provide to Sellers annual, audited financial statements of Buyer within sixty (60) days after the end of each fiscal year, and interim unaudited financial statements within thirty (30) days after the end of each fiscal quarter.

7.	CONDITIONS TO THE CLOSING

7.1	Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (any of which may be waived by Buyer):

(a)	The representations and warranties of Sellers contained in Section 3 in this Agreement shall be true and correct as of the Closing as if made as of such date, and the representations and warranties of CMJ contained in Section 4 in this Agreement shall be true and correct as of the Closing as if made as of such date except for changes occurring in the ordinary course of business;

(b)	Sellers shall have performed and complied with all covenants and agreements required to be performed or complied with by Sellers on or prior to the Closing pursuant to this Agreement;

(c)	Sellers shall have delivered to Buyer each of the items required by Section 2.4 of this Agreement;

(d)	The Company shall have provided a copy of the board resolution approving the acquisition of Transferred Shares by Buyer adopted pursuant to Section 6.2(a);

(e)	The Company shall have delivered the documents listed in Section 6.2(i);

(f)	BDO Sanyu, the auditors of the Company, shall have provided reviewed financial statements, including the balance sheet, for the quarter and nine months ending September 30, 2007;

(g)	Isamu Kamijo, Hiroshi Shibuya and Yukiaki Hashimoto, directors of the Company, and Yoh Shibazaki, statutory auditor of the Company shall have submitted signed resignations effective as of the Closing Date and the directors of the Company nominated by the Sellers shall have executed General Releases;

(h)	An audit by Buyer shall have confirmed that as of October 19, 2007, CMJ owned all of the inventory of products purchased from the Company listed on the list attached hereto as Exhibit D except for changes occurring in the ordinary course of business since that date;

(i)	Each Seller shall have returned or destroyed all information of the Company and Buyer in the possession of such Seller reasonably identified and requested by Buyer (except for information retained by such Seller in order to prepare its own financial statements, tax records and submissions to tax authorities and any other necessary reasons as indicated in Section 6.3(a) above);

(j)	Each of the Ancillary Agreements shall have been executed by all parties thereto and the same shall be in full force and effect;

(k)	As of the Signing Date and until the Closing, there shall not be discovered in Buyer’s due diligence of the Company, any event, action or change that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, properties or conditions (financial or otherwise) of the Company, other than with respect to any matter arising in connection with the Internal Regulations;

(l)	Each of the employees of CMJ or CINC to be seconded to the Company pursuant to the Current Employees Secondment Agreement and the New Employees Secondment Agreement shall have consented to such secondment;

(m)	The Japanese Ministry of Health and Welfare shall have provided approval to the Company to act as a seller of products directly to end users; and

(n)	If Buyer performs a search of the Japan Patent Office, such search has not produced any liens, restrictions, claim of ownership rights, title, interest in, or any other encumbrance on the Company’s title of each of the patents listed on the list attached hereto as Exhibit C.

7.2	Conditions to Obligations of Sellers. The obligation of each Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of each of the following conditions (any of which may be waived by such Seller):

(a)	The representations and warranties of Buyer contained in Section 5 of this Agreement shall be true and correct as of the Closing as if made as of such date;

(b)	Buyer shall have performed and complied with all covenants and agreements required to be performed and complied with by Buyer on or prior to the Closing pursuant to this Agreement;

(c)	Buyer shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware pursuant to Section 6.2(j);

(d)	Buyer shall have delivered to Sellers each of the items required by Section 2.3 of this Agreement;

(e)	The Company shall have provided a copy of the board resolution approving the acquisition of Transferred Shares by Buyer adopted pursuant to Section 6.2(a)

(f)	The Company shall have provided a copy of the shareholder resolution approving the change of the Company’s name adopted pursuant to Section 6.2(b);

(g)	The Company shall have provided a copy of the shareholder resolution approving the appointment of new directors and statutory auditor pursuant to Sections 6.2(c);

(h)	The Company shall have delivered the documents listed in Section 6.2(i);

(i)	Buyer and the Company shall have returned or destroyed all information of Sellers in the possession of Buyer or the Company reasonably identified and requested by Sellers;

(j)	Each of the Ancillary Agreements shall have been executed by all parties thereto and the same shall be in full force and effect;

(k)	The directors of the Company nominated by the Buyer shall have executed General Releases;

(l)	Each of the employees of CMJ or CINC to be seconded to the Company pursuant to the Current Employees Secondment Agreement and the New Employees Secondment Agreement shall have consented to such secondment;

(m)	The Japanese Ministry of Health and Welfare shall have provided approval to the Company to act as a seller of products directly to end users; and

(n)	If Buyer performs a search of the Japan Patent Office, such search has not produced any liens, restrictions, claim of ownership rights, title, interest in, or any other encumbrance on the Company’s title of each of the patents listed on the list attached hereto as Exhibit C.

8.	REMEDIES FOR BREACHES OF THIS AGREEMENT

8.1	Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the Parties contained herein shall survive and continue in full force and effect after the Signing Date and the Closing, except for the representations and warranties of Sellers under Section 4 which shall terminate on the first anniversary of the Closing Date and Section 3.8 which shall terminate on the second anniversary of the Closing Date.

8.2	Mutual Indemnification.

(a)	In the event a Party breaches any of its representations, warranties or covenants contained herein, then such Party shall indemnify the other Party from and against any Adverse Consequences the other Party shall suffer through and after the date of the claim for indemnification to the extent such Adverse Consequences are proximately caused by such breach, provided, however, that, with respect to any breach of Sellers’ representations and warranties under Section 3.8, (i) the aggregate indemnification obligations of Sellers taken together shall not exceed One Million United States Dollars (US$ 1,000,000) and (ii) no indemnification claim may be made by Buyer with respect to any Adverse Consequences suffered by Buyer by reason of any independent breach or series of independent breaches unless the Adverse Consequences caused by such independent breach exceeds Five Thousand United States Dollars (US$ 5,000) (a “Qualified Amount”). Notwithstanding the foregoing, with respect to any indemnification claim made pursuant to this Section 8.2(a), neither Party shall be required to indemnify the other Party against any Adverse Consequences unless and until the aggregate of all amounts (or in the case of a breach of Section 3.8, all Qualified Amounts) shall exceed an amount equal to Fifty Thousand United States Dollars (US$ 50,000), and the indemnifying Party shall then be liable for all amounts of such indemnification claim (including all amounts up to such $50,000).

(b)	Buyer and each Seller acknowledge and agree that following the Closing, the indemnification provisions of this Section 8 shall be their sole and exclusive remedy for breaches hereof and in lieu of any breach of contract claims, except for any equitable remedies that may be available to them under applicable law.

8.3	Matters Involving Third Parties.

(a)	If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) under Section 8.2, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(b)	The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will defend the Indemnified Party from and against such claim, provided, that, should it later be determined that such matter does not give rise to a claim for indemnification against the other Party under Section 8.2, the Indemnifying Party may thereafter tender such defense back to the other Party and thereafter have no further obligation to provide the defense of such claim, (ii) the Third Party Claim involves only money damages and does not include a claim for injunctive or other equitable relief, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c)	After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, and so long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.3(b), such Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided however, that (i) if there exists or shall exist a conflict or potential conflict of interest that would make it inappropriate, in the opinion of counsel to the Indemnified Party, for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, or (ii) the Indemnified Party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to if different from or in addition to those available to the Indemnifying Party, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, however, that no Indemnifying Party shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all Indemnified Parties. In no event shall any Indemnifying Party be liable in respect of any amounts paid in settlement of any action with respect to the Third Party Claim unless the Indemnifying Party shall have approved the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of any Third Party Claim which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d)	In the event, however, any condition in Section 8.3(b) is or becomes unsatisfied (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

8.4	Matters Related to Conversion Shares.

(a)	Buyer agrees to indemnify and hold harmless each Holder Indemnitee (as defined below) from and against any losses, claims, damages, liabilities or expenses to which such Holder Indemnitee may become subject (under the Act or otherwise) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement or prospectus, (ii) any failure by Buyer to fulfill any undertaking included in the Registration Statement and (iii) any violation or alleged violation of the Act, the Exchange Act, or any other law by Buyer (including, without limitation, any state securities law, or any rule or regulation thereunder) relating to the offer or sale of the Conversion Shares, and Buyer will promptly reimburse such Holder Indemnitee for any reasonable legal or other expenses incurred in investigating, defending or preparing to defend, settling, compromising or paying any such action, proceeding or claim; provided, however, that Buyer shall not be liable in any such case to the extent that such loss, claim, damage, liability or expense arises solely out of, or is based solely upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Buyer by such Holder Indemnitee specifically for use in preparation of the Registration Statement.

(b)	Each Seller agrees (severally and not jointly) to indemnify and hold harmless Buyer (and each person, if any, who controls Buyer within the meaning of Section 15 of the Act, each officer of Buyer who signs the Registration Statement and each director, employee and agent of Buyer) from and against any losses, claims, damages, liabilities or expenses to which Buyer (or any such officer, director or controlling person) may become subject (under the Act or otherwise), insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise solely out of, or are based solely upon, any untrue statement of a material fact contained in the Registration Statement, but only if and to the extent that such untrue statement was made in reliance upon and in conformity with written information furnished by the Seller specifically for use in preparation of the Registration Statement (provided, however, that such Seller shall not be liable in any such case for any untrue statement in any Registration Statement or prospectus if such statement has been corrected in writing by such Seller and delivered to Buyer at least three business days prior to the pertinent sale or sales by such Seller). Notwithstanding the foregoing, the aggregate liability of each Seller pursuant to this subsection (ii) shall be limited to the net proceeds received by such Seller from the sale of the Conversion Shares.

(c)	If any indemnified person shall seek indemnification from any indemnifying person with respect to a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.4 (a “Securities Law Claim”), then the indemnified person shall promptly notify the indemnifying person thereof in writing; provided, however, that no delay on the part of the indemnified person in notifying the indemnifying person shall relieve the indemnifying person from any obligation hereunder unless (and then solely to the extent) the indemnifying person thereby is prejudiced.

(d)	The indemnifying person will have the right to defend the indemnified person against the Securities Law Claim, with counsel of its choice reasonably satisfactory to the indemnified person so long as (i) the indemnifying person notifies the indemnified person in writing within fifteen (15) days after the indemnified person has given notice of such Securities Law Claim or action that the indemnifying person will defend the indemnified person from and against such claim, provided, that, should it later be determined that such matter does not give rise to a claim for indemnification against the other person under Section 8.4, the indemnifying person may thereafter tender such defense back to the other person and thereafter have no further obligation to provide the defense of such claim, (ii) the Securities Law Claim involves only money damages and does not include a claim for injunctive or other equitable relief, and (iii) the indemnifying person conducts the defense of the Securities Law Claim actively and diligently.

(e)	After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, and so long as the indemnifying person is conducting the defense of the Securities Law Claim in accordance with Section 8.4(d), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided however, that (i) if there exists or shall exist a conflict or potential conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, or (ii) the indemnified person has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to if different from or in addition to those available to the indemnifying person, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided, that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of any Securities Law Claim which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(f)	In the event, however, any condition in Section 8.4(d) is or becomes unsatisfied (i) the indemnified person may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Securities Law Claim in any manner it reasonably may deem appropriate (and the indemnified person need not consult with, or obtain any consent from, the indemnifying person in connection therewith), (ii) the indemnifying person will reimburse the indemnified person promptly and periodically for the costs of defending against the Securities Law Claim (including reasonable attorneys’ fees and expenses), and (iii) the indemnifying person will remain responsible for any Adverse Consequences the indemnified person may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Securities Law Claim to the fullest extent provided in this Section 8.

(g)	If the indemnification provided for in this Section 8.4 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and Sellers on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by Buyer on the one hand or Sellers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. Buyer and Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), neither Seller shall be required to contribute any amount in excess of the net proceeds received by such Seller from the sale of the Conversion Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this subsection of Sellers to contribute are several in proportion to the sales of Conversion Shares to which such loss relates and not joint.

(h)	For purposes of this Section 8.4, the term “Holder Indemnitee” shall include each of Sellers, its officers, directors, employees, partners, agents and any person controlling the Seller; the term “Registration Statement” shall include any final prospectus, free writing prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and the term “untrue statement” shall include (i) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the prospectus a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)	Notwithstanding anything in this Agreement to the contrary, if Buyer shall furnish to Sellers a certificate signed by the President or Chief Executive Officer of Buyer stating that the Board has made the good faith determination either (i) any event or circumstance has occurred or will occur, which upon the advice of counsel, necessitates the making of any changes in any Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) (A) that continued use by Sellers of the Registration Statement for purposes of effecting offers or sales of Conversion Shares pursuant thereto would require, under the Act, premature disclosure in the Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning Buyer, its business or prospects or any proposed material transaction involving Buyer, (B) that such premature disclosure would be materially adverse to Buyer, its business or prospects or any such proposed material transaction or would make the successful consummation by Buyer of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by Sellers of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Conversion Shares pursuant thereto, then the right of Sellers to use the Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Conversion Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than thirty (30) days after delivery by Buyer of the certificate referred to above in this subsection (i); provided that Buyer shall be entitled to no more than two (2) such Suspension Periods during the twelve (12) month period commencing on the date hereof and during each subsequent twelve (12) month periods. Notwithstanding the foregoing, to the extent that Buyer is not eligible to use Form S-3 and has filed a registration statement which has been declared effective by the SEC, Buyer shall be entitled to any number of Earnings Suspensions (as hereinafter defined) during any twelve (12) month period provided that taken together, such Earnings Suspensions do not result in a Suspension Period of longer than an aggregate of forty five (45) days in any twelve (12) month period. “Earnings Suspension” shall mean, at any time when Buyer is not eligible to use Form S-3 or similar form of Registration Statement, a Suspension Period relating to an announcement of earnings by Buyer at any time from the end of a fiscal period and prior to its announcement of periodic financial results of Buyer for such period and through the date on which a post-effective amendment to such Registration Statement has been declared effective by the SEC in connection with the financial results for such period. During any Suspension Period, including any Earnings Suspension, neither Seller shall offer or sell, or attempt to offer or sell, any Conversion Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto). Buyer shall use best efforts to terminate any Suspension Period as promptly as practicable.

(j)	Sellers will not, prior to the effectiveness of a Registration Statement, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a disposition of Buyer’s common stock by Sellers or any other person or entity in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is covered or against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option or other derivative security, other than as set forth herein) with respect to the common stock of Buyer or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock of Buyer.

9.	TERMINATION.

(a)	Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)	the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)	the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event that either Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and in the case of a covenant to the extent such breach is capable of being cured and has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2007, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)	the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and in the case of a covenant to the extent such breach is capable of being cured and has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2007, by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

(b)	Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for (i) any liability of any Party then in breach and (ii) the provisions of Sections 10.10 to 10.13 which shall survive termination of this Agreement).

10.	MISCELLANEOUS

10.1	Successors and Assigns. All of the terms of the Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the successors and assigns of the Parties. Except as otherwise expressly provided in this Agreement, no Party shall assign any of its respective rights or obligations under this Agreement to any other Person without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

10.2	Notices. Unless otherwise agreed upon, any notice, request, claim or other communication under this Agreement to the Parties at their respective addresses set forth below or any other address as duly notified, shall be deemed to have been duly given or made (a) when received if personally delivered or if sent by facsimile with confirmed answer back, or (b) within five (5) business days of being sent by registered mail, return receipt requested, postage prepaid or by priority delivery by established international courier:

If to CMJ:

Canon Marketing Japan Inc.
16-6, Konan 2-chome,
Minato-ku, Tokyo 108-8011, Japan
Attention: Hiroshi Shibuya, Managing Director, President of Industrial Equipment Co.
Facsimile: 81-3-3740-3389

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to CINC:

Canon Inc.
30-2, Shimomaruko 3-chome,
Ohta-ku, Tokyo 146-8501, Japan
Attention: Masahiro Osawa, Managing Director, Group Executive of Finance & Accounting Headquarters
Facsimile: 81-3-5482-3960

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to Buyer:

STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016, U.S.A.
Attention: Charles Kaufman
Facsimile: 1-626-358-3049

With a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: P. Rupert Russell, Esq.
Facsimile: 1-415-421-2922

10.3	Compliance with Laws. Each Party will comply with any applicable Laws promulgated by any Governmental Authority with respect to the performance of its obligations under this Agreement.

10.4	Complete Agreement. This Agreement and the Ancillary Agreements, including all of the attachments hereto and thereto, constitute the entire agreement between the Parties relating to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and understandings related to the subject matter hereof and thereof. Any oral representations or modifications concerning this Agreement or any of the Ancillary Agreements shall be of no force or effect unless contained in a subsequent written modification signed by the Party to be bound. This Agreement and any of the Ancillary Agreements may not be amended or modified except in writing signed by authorized representatives of each of the Parties. Each of the Ancillary Agreements is integral to the entire agreement of the Parties and the Parties acknowledge that each of the Ancillary Agreements is consideration for the other Ancillary Agreements.

10.5	Injunctive Relief. Each Party agrees that the other Party or Parties shall be entitled to (i) any kind of injunction to prevent breaches of the provisions of this Agreement and (ii) enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties or the subject matter hereof, in addition to any other remedy to which such Party may be entitled at law. The Parties agree that, in the event of breach or threatened breach of the provisions of this Agreement, the damage or imminent damage to the value and the goodwill of the non-breaching Party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.

10.6	Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by the competent authorities to be invalid, illegal or unenforceable, such provision or provisions shall be reformed or renegotiated to as nearly approximate the original reasonable intent of the Parties as possible with regard to this Agreement and all the Ancillary Agreements.

10.7	Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement will not constitute a waiver of, or prevent assertion of, the right to require such performance in the future or performance of a later breach of this Agreement.

10.8	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will be one and the same instrument.

10.9	Headings. The use of headings in this Agreement is for convenience of reference only and will not be construed to limit, broaden or affect the meanings of the provisions contained in each section.

10.10	Arbitration. Each Party shall use its reasonable commercial efforts to solve, through mutual consultation, without recourse to arbitration, any disputes or differences which might arise in connection with this Agreement. However, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Notwithstanding the foregoing, the Parties are permitted to seek injunctive relief from a court having jurisdiction pursuant to the provisions of Section 10.5, including without limitation, to enforce any interim award or award of injunctive relief by any arbitrator. The language of the arbitration shall be English. The arbitral award shall be final, binding and conclusive on the Parties, with no further rights of appeal. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

10.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan other than the conflicts of laws rules thereof.

10.12	Language of Agreement. This Agreement is executed in the English language, and the English version of this Agreement shall control any translation of this Agreement into any other language.

10.13	Attorneys Fees and Expenses. Except as otherwise specifically provided herein, the Parties shall pay their own expenses, including attorney’s fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

10.14	Language of Communications. All correspondence, documents and communications between Sellers and Buyer, and all information provided by either Party to the other, shall, unless agreed otherwise, at all times be in the English language, and all notices, notifications, reports and documents under this Agreement shall be in written form.

[Signature Page Follows]

A.

CANON MARKETING JAPAN INC.

By: Name: Title:	/s/ Hiroshi Shibuya Hiroshi Shibuya Managing Director President of Industrial Equipment Co.

CANON INC.

By : Name: Title:	/s/Masahiro Osawa Masahiro Osawa Managing Director Group Executive of Finance & Accounting Headquarters

STAAR SURGICAL COMPANY

By: Name: Title:	/s/David Bailey David Bailey President and Chief Executive Officer

[Signature page to Share Purchase Agreement]

Exhibit A

1. Ownership in the Company by CMJ and CINC

CMJ CINC Total	Number of SharesShareholding Ratio 1,975 shares25.65% 1,875 shares24.35% 3,850 shares50%
2.	Consideration for Transferred Shares

(a) Sale to Buyer by CMJ of 1,975 Transferred Shares in consideration for US$2,051,948 in cash and 872,078 Preferred Shares.

(b) Sale to Buyer by CINC of 1,875 Transferred Shares in consideration for US$1,948,052 in cash and 827,922 Preferred Shares.

Exhibit B

[Certificate of Designation]

CERTIFICATE OF DESIGNATION

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

OF

STAAR SURGICAL COMPANY

Pursuant to Section 151

of the

General Corporation Law of the State of Delaware

Pursuant to Section 103 of the Delaware General Corporation Law (the “DGCL”), STAAR Surgical Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify the following:

1. Article Fourth of the Certificate of Incorporation of the Corporation authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, $.01 par value (the “Preferred Stock”), and expressly vests in the Board of Directors of the Corporation the authority to issue the shares of Preferred Stock, to act from time to time by resolution to establish one or more series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and their qualifications, limitations, or restrictions.

2. Pursuant to the authority described in the preceding paragraph, the Board of Directors, at a duly called meeting held on October 22, 2007, at which a quorum was present and acted throughout, adopted the following resolutions establishing a series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Series A Convertible Preferred Stock

1. Designation and Amount. The shares of the series created by these resolutions shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one million seven hundred thousand (1,700,000).

2. Dividends and Distributions. The Series A Preferred Stock shall have the right to participate pari passu in any dividend or distribution paid with respect to the Common Stock, if as and when declared by the Board of Directors, based on the number of shares of Common Stock into which a share of Preferred Stock is convertible hereunder as of the record date for such dividend or distribution.

3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or the acquisition of the Corporation by another entity by means of any reorganization, merger or consolidation, or any transaction in which the Corporation’s stockholders of record as constituted immediately prior to such transaction (by virtue of securities issued in such transaction) fail to hold, directly or indirectly, more than 50% of the voting power of the resulting or surviving corporation following such transaction (but excluding, however, any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Corporation) (an “Acquisition Transaction”), or a sale, lease, license or disposition of all or substantially all of the assets of the Corporation (collectively, a “Liquidation”), the holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus funds or earnings, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, and any other series of Preferred Stock (except with respect to a reorganization, merger, consolidation or an Acquisition Transaction, such Preferred Stock that has been designated for issuance upon exercise of rights issued to the Corporation’s stockholders pursuant to a stockholder rights plan (“Stockholder Rights Plan”)), an amount per share equal to the Redemption Price for such share, as defined in Section 6(a) below. After the full liquidation preference of the holders of the outstanding shares of Series A Preferred Stock has been satisfied as set forth in this Section 3, the Series A Preferred Stock shall have no right to participate in the distribution of the remaining assets of the Corporation. Until the effective date of the Liquidation, each holder of Series A Preferred Stock may elect to convert such holder’s Shares to Common Stock and participate in the proceeds of the Liquidation to be paid to holders of Common Stock in lieu of any liquidation preference.

4. Conversion Rights. The Series A Preferred Stock shall be convertible at no cost to the holder into shares of Common Stock as set forth in this Section 4. The shares of Common Stock issuable on such conversion (the “Conversion Shares”) shall be equal to the number of shares of Series A Preferred Stock converted times the Conversion Ratio as defined in Section 4(d) below; provided, however, that, subject to the provisions of Section 6(h) below, following due notice by the Corporation of a Change of Control as provided in Section 5(b) the conversion right set forth in this Section 4(a) shall expire two (2) days prior to the effective date of the Change of Control set forth in the notice.

(a) Conversion at Option of Holder. Each holder of Series A Preferred Stock shall have the right, at the option of the holder at any time after the date on which shares of Series A Preferred Stock first are issued (the “Issue Date”), to convert each of the holder’s shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock in a number equal to the Conversion Ratio (as defined in Section 4(d) below) as of the effective date of the conversion.

(b) Mechanics of Conversion at Option of Holder. Before any holder of Series A Preferred Stock shall be entitled to receive the Conversion Shares issuable pursuant to Section 4(a), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the shares of Preferred Stock. The notice shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued, and the address or addresses to which the certificates are to be delivered. The Corporation shall, as soon as practicable, but in any event in no less than seven (7) business days thereafter, issue the Conversion Shares issuable with respect to the surrendered shares, and deliver the certificates evidencing the Conversion Shares to the address or addresses set forth in the notice. The cancellation of the surrendered shares of Series A Preferred Stock and the issuance of the Conversion Shares of Common Stock shall be deemed to have occurred immediately prior to the close of business on the date the shares of Series A Preferred Stock to be converted are surrendered to the Corporation or the transfer agent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) Automatic Conversion. At 12:01 a.m. on the fifth (5th) anniversary of the Issue Date (the “Preferred Termination Date”), each share of Series A Preferred Stock shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Ratio as of the Preferred Termination Date. The record holder of each share of Series A Preferred Stock shall be treated for all purposes as the record holder of the related Conversion Shares as of the Preferred Termination Date. From and after the Preferred Termination Date, any unredeemed and otherwise validly outstanding certificate for the Series A Preferred Stock shall be deemed cancelled and to be evidence only of the Conversion Shares issuable with respect to the shares of Series A Preferred Stock enumerated on such certificate. After the Preferred Termination Date, upon surrender to the Corporation by the holder of a certificate of Series A Preferred Stock the holder will be entitled to receive certificates evidencing the Conversion Shares.

(d) Conversion Ratio. The number of shares of Common Stock issuable on the conversion of one share of Series A Preferred Stock (the “Conversion Ratio”) shall be equal to the Redemption Price divided by $4.00, subject to adjustments from time to time as follows:

(i) Splits, Reverse Splits, Combinations, Stock Dividends and the Like. If, after the Issue Date, the Corporation fixes a record date for a split, reverse split, subdivision or combination of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect prior to such event by a fraction, the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to such event, and the numerator of which is the number of shares of Common Stock and Common Stock Equivalents to be outstanding immediately after such event.

(ii) Recapitalization, Reclassification or Reorganization. If the Corporation shall undergo any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares) or a reorganization, merger or consolidation that does not constitute or result in a Change of Control (as defined in Section 5(a)), then the Conversion Ratio shall be adjusted so that after such transaction a holder of Series A Preferred Stock will receive on conversion of such holder’s shares the same number and kind of securities that such holder would receive in consideration of the Conversion Shares had such holder converted the Preferred Stock immediately prior to such event.

(e) Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the total number of shares of Common Stock issuable upon such aggregate conversion. If, after the aforementioned determination, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation, shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be deemed sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(g) Issue Taxes. The Corporation shall pay any and all issue and other taxes and costs that may be payable in respect of any issue or delivery of shares of Series A Preferred Stock or Common Stock issued on conversion of the Series A Preferred Stock pursuant hereto.

(h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

(i) Certificates of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of a holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversation of the Series A Preferred Stock.

(j) Notices. In the event that the Corporation shall determine to effect or undergo any of the events described in Section 4(d), then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock (i) at least twenty (20) days’ prior written notice of the date on which, if applicable, a record shall be taken for any related dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, with respect to such matter and (ii) at least twenty (20) days’ prior written notice of the date when the matter in question shall be consummated (and, if applicable, specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such written notice (or a subsequent notice given at least ten (10) days prior to any events described in Section 4(d)) shall set forth, in reasonable detail, (i) the event requiring the notice and (ii) if an adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated and (C) the adjusted Conversion Ratio (if the Conversion Ratio has been adjusted). Failure to timely provide such notice shall entitle the holders of Series A Preferred Stock to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by such holder. The notice period shall begin on the date such holder actually receives a written notice containing all the information required to be provided in this Section 4(j), such receipt evidenced by (i) a receipt from an established international courier of delivery confirming verification of receipt, (ii) a return receipt of a registered or certified mail delivery or (iii) a confirmation of transmission of a facsimile or confirmation of delivery of electronic mail.

5. Change of Control.

(a) Definition Change of Control. “Change of Control” shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors (the “Voting Securities”), but excluding, for this purpose, any such acquisition by (i) a parent or subsidiary of the Corporation, (ii) any corporation with respect to which, following such acquisition, a majority of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of the Voting Securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Securities.

(b) Notice of Change in Control. The Corporation shall give each holder of record of Series A Preferred Stock written notice of an impending Change of Control not later than twenty (20) days prior to the earlier of (i) any record date relating to such Change of Control, (ii) any stockholders’ meeting called to approve such transaction, or (iii) the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction, the intended effective date, and that, subject to the provisions of Section 6(h) below, the holders’ option to convert the shares of Series A Preferred Stock shall expire at the close of business on the second (2nd) business day prior to the effective date of the transaction. Such notice shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series A Preferred Stock.

6. Redemption and Voting Rights.

(a) Definition of Redemption Price. The Redemption Price as of any date shall be the sum of (i) US$4.00 per share plus (ii) an amount equal to the sum of all accrued or declared but unpaid dividends, if any, on such share.

(b) Redemption Pursuant to Call Right of the Corporation. At any time on or after the first anniversary of the Issue Date, and as permitted under Section 160 of the DGCL, the Corporation may redeem all of the outstanding shares of Series A Preferred Stock at the Redemption Price by delivering a notice of redemption (a “Call Notice”) to the holders, which Call Notice shall specify a Redemption Date not less than thirty (30) or more than ninety (90) days from the date of such notice; provided, however, that each holder of shares of Series A Preferred Stock will continue to have the right to convert such shares until the close of business on the fifth (5th) business day prior to the Redemption Date.

(c) Redemption at Option of Holders. At any time on or after the third anniversary of the Issue Date, upon the written request of the holders of a majority of the outstanding shares of Series A Preferred Stock (which request shall be accompanied by the certificate(s), duly endorsed, evidencing such holders’ shares and specify a Redemption Date not less than thirty (30) or more than ninety (90) days from the date of such request), the Corporation shall redeem all of the issued and outstanding shares of Series A Preferred Stock on the specified Redemption Date at the Redemption Price. Upon delivery of such request all conversion rights of the Series A Preferred Stock shall terminate. If less than all of the shares of Series A Preferred Stock are included in the request, the Corporation shall provide notice to the remaining holders that the Series A Preferred Stock has been redeemed, together with instructions for tendering the certificates for such stock.

(d) Redemption upon Liquidation or Change of Control. On or prior to the effective date of any Change in Control or Liquidation of the Corporation, any holder of shares of Series A Preferred Stock may elect to have redeemed at the Redemption Price such shares of Series A Preferred Stock that are issued and outstanding on such date; provided, however, that, subject to the provisions of Section 6(h) below, each holder of shares of Series A Preferred Stock will continue to have the right to convert such shares until the close of business on the second (2nd) business day prior to the effective date of the transaction, at which time such right expires, and provided further, that if the Corporation has not timely provided to any record holder the notice specified in Section 4(j) or Section 5(b), then until the fifteenth (15th) day after the Corporation has delivered such notice such holder shall have the right (the “Notice Failure Right”) to elect to be deemed to have redeemed or converted such holder’s shares of Series A Preferred Stock immediately before the effective date of the Liquidation or Change of Control. The Redemption Date for any redemption under this Section 6(d) shall be the effective date of the Liquidation or Change of Control.

(e) Effect of Redemption. If, with respect to all shares of Series A Preferred Stock to be redeemed, the Redemption Price has been timely paid, from and after the applicable Redemption Date all rights of the holders of the Series A Preferred Stock (except the right to receive the Redemption Price and any Notice Failure Right) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(f) Mechanics of Redemption. From and after any Redemption Date each holder of Series A Preferred Stock tendering shares for redemption shall surrender to the Corporation at its principal corporate office the certificate or certificates representing such shares (if not already surrendered pursuant to Section 6(c)), duly endorsed, and thereupon the Redemption Price of such shares shall be paid by the Corporation after receipt of the shares to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(g) Payment of Redemption Price. The holders of Series A Preferred Stock shall be entitled to receive the Redemption Price on or before the later of the applicable Redemption Date and the date five (5) days after the receipt by the Corporation of the certificate for the redeemed shares, provided, however, that in no case shall the Corporation be required to pay a Redemption Price which in the aggregate would be in violation of Section 160 of the DGCL. In such event, following a redemption under Section 6(c) or 6(d) those funds of the Corporation that are available hereunder for redemption shall be used to redeem the maximum number possible of such shares ratably among the holders of such shares to be redeemed. The tendered shares of Series A Preferred Stock for which the applicable Redemption Price is not received on or before the applicable Redemption Date shall be considered not to have been redeemed and shall remain outstanding and entitled to all the rights and preferences provided herein and shall be redeemed by the Corporation as soon as permitted pursuant to this Section 6(g).

(h) Deemed Redemption or Conversion. If any holder of shares of Series A Preferred Stock does not elect to have such shares redeemed pursuant to Section 6(d) or elect to convert such shares pursuant to Section 4, prior to the close of business on the second (2nd) business day prior to the effective date of any Change in Control or Liquidation of the Corporation (the “Calculation Date”), then upon the effective date of the Change in Control or Liquidation but immediately prior thereto, the issued and outstanding shares of Series A Preferred Stock shall automatically be deemed to have been converted or redeemed dependent on which action results in the higher ultimate proceeds payable to the holders of shares of Series A Preferred Stock (the “Higher Value”). For purposes of determining the Higher Value the following shall apply:

(i) if the proceeds are paid solely in cash, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate amount which would be paid for all Conversion Shares in such transaction or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the             shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors;

(ii) if the proceeds paid include securities of another entity, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate valuation of such consideration for all Conversion Shares, as determined in good faith by the Corporation’s Board of Directors (without regard to any tax benefits or other special arrangements attributable to the holders of the Conversion Shares as a result of such Change in Control or Liquidation) or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the             shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors; and

(iii) if the proceeds consist of property other than cash or securities, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all             shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate valuation of such property (as determined in good faith by the Corporation’s Board of Directors) for all Conversion Shares or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the             shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors.

(i) Voting Rights. The Series A Preferred Stock shall have no voting rights except as stated in this Section 6, as required under the DGCL or as otherwise required by applicable law. Except for the issuance of Preferred Stock in connection with any Stockholder Rights Plan, so long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least two thirds of the then outstanding shares of the Series A Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or pari passu with the Series A Preferred Stock as to dividend rights, conversion rights, redemption rights or liquidation preferences.

7. Transfer of Shares by Initial Holders. The Series A Preferred Stock may be transferred only to (i) a third party so long as all shares of Series A Preferred Stock are transferred to a single entity and such entity is not involved in the research, development, manufacture, marketing, sale or distribution of implantable intraocular lenses, and related devices or glaucoma wicks, or (ii) affiliates of Canon Inc. or Canon Marketing Japan Inc. Upon any transfer or purported transfer of shares of Series A Preferred Stock to any other party, such shares will automatically be converted into Common Stock on the date of such transfer or purported transfer at the Conversion Ratio in effect on such date, and the certificate(s) therefor shall be deemed cancelled and to be evidence only of the Conversion Shares issuable with respect to the shares of Series A Preferred Stock enumerated on such certificate. The certificates for the shares of Series A Preferred Stock shall bear a legend, in addition to any other legends required by law, regulation or contract, as follows:

“The transfer of Series A Preferred Stock is restricted by the Certificate of Designation, a copy of which may be obtained from the Secretary of the Corporation. Any transfer or attempted transfer not permitted under the Certificate of Designation shall result in the immediate conversion of the shares evidenced by this certificate into shares of Common Stock in the amount specified in the Certificate of Designation and the immediate termination of all rights, preferences and privileges of such shares of Series A Preferred Stock.”

8. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing, shall be deemed effectively given when addressed to each holder of record at the address of such holder appearing on the stock register of the Series A Preferred Stock, and shall be deemed given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (iii) five (5) days after having been sent by certified mail, return receipt requested, air mail postage prepaid, or (iv) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The holder or holders of a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive the time, but not below five (5) days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

9. Transfer or Assignment. The rights of the Corporation hereunder (but not its obligations) may be transferred or assigned. Except as expressly set forth in Section 8, neither the Series A Convertible Preferred Stock nor any rights associated therewith may be transferred or assigned by the holder.

10. Ranking. Other than shares of Preferred Stock issued pursuant to a Stockholder Rights Plan, the shares of Series A Preferred Stock shall rank senior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets upon liquidation.

11. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

The next page is the signature page.

IN WITNESS WHEREOF, STAAR Surgical Company caused this Certificate of Designation to be signed by its President and Secretary this      day of      , 2007.

David Bailey

President

Charles Kaufman

Secretary

Exhibit C

[List of patents owned by the Company]

Exhibit D

[List of inventory owned by CMJ as of October 19, 2007]

Exhibit E

[Seller’s Certificate]

CANON INC.

SELLER’S CERTIFICATE

CANON INC., a kabushiki kaisha incorporated in Japan (“CINC”), DOES HEREBY CERTIFY pursuant to the Share Purchase Agreement dated October 25, 2007 (the “Agreement”) by and between CANON MARKETING JAPAN INC., a kabushiki kaisha incorporated in Japan (“CMJ”), and CINC and STAAR SURGICAL COMPANY, a Delaware corporation (“STAAR”), as follows:

1.	As of the date hereof, neither STAAR nor STAAR JAPAN, INC., formerly CANON STAAR CO., INC., a kabushiki kaisha incorporated in Japan (the “Company”), has any information of CINC which is of a confidential, proprietary or non-public nature (“Restricted Information”).

2.	Except as set forth in the Agreement and Ancillary Agreements (as defined in the Agreement) and for any rights or obligations with respect to the representations, warranties, covenants or terms of the Agreement and Ancillary Agreements, CINC, on behalf of itself and its Related Releasors (as hereinafter defined), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES, to the full extent permitted under applicable law, STAAR, the Company, and their respective Related Releasees (as hereinafter defined), of and from any and all manner of Claims (as hereinafter defined) which it ever had, now has or hereafter may have against STAAR, the Company and their respective Related Releasees for, upon or by reason of (a) any matter, act, occurrence, transaction, event or thing arising, existing or occurring on or prior to the date of this Certificate, arising out of or relating to the capitalization, management, operation or conduct of the business of the Company, including without limitation with respect to any agreement (other than the Agreement and Ancillary Agreements and the provisions of (i) the Settlement Agreement dated September 28, 2001 by and among STAAR, CMJ, CINC and the Company and (ii) the agreements listed in Exhibit A of the Termination Agreement (as defined in the Agreement) which remain in force after the date hereof to the extent set forth in the Termination Agreement) entered into among CINC and any of STAAR, the Company, and their respective Related Releasees, or (b) the utilization, licensing, sublicensing or disclosure prior to the Closing (as defined in the Agreement) by any of STAAR, the Company, their respective Related Releasees, any past or present directors or statutory auditors of the Company nominated by STAAR and any past or present employees assigned or seconded to the Company by STAAR of any Restricted Information acquired or obtained prior to the Closing from any of CINC or its Related Releasors.

3.	As used herein, (a) “Related Releasees” shall mean STAAR’s or the Company’s direct or indirect affiliates, successors and assigns, and their current and former attorneys, legal representatives, directors, officers, agents and employees, irrespective of whether such attorneys, legal representatives, directors, officers, agents, and employees were acting in that capacity for, or otherwise on behalf of such party, or were acting in their legal capacity as an attorney, a legal representative, director, officer, agent or employee of, or otherwise on behalf of such party, (b) “Related Releasors” shall mean CINC’s direct and indirect affiliates, insurers, and its legal representatives, directors, officers, agents, employees, attorneys, successors and assigns, and (c) “Claims” shall mean actions or causes of action, suits, claims, demands, charges, debts, sums of money, judgments, damages, levies and executions of whatsoever kind, nature and/or description, whether arising out of any alleged violation of any statute, tort, negligence, breach of contract, breach of fiduciary or other duty, fraud, misappropriation, warranty or any other theory, whether legal or equitable, and whether now ended or continuing, and the consequences thereof, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect.

4.	Notwithstanding anything contained herein to the contrary, nothing in this Certificate shall be or may be construed or regarded as a grant of rights and licenses to STAAR, the Company and their respective Related Releasees under any patents, patent applications, trademarks or trade names of CINC or any of its Related Releasors.

5.	No amendment to this Certificate shall be effective unless it is in writing and executed by CINC. This Certificate shall be governed by and construed and enforced in accordance with the laws of Japan, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of      , 2007.

CANON INC.

By: Name:
Title:

CANON MARKETING JAPAN INC.

SELLER’S CERTIFICATE

CANON MARKETING JAPAN INC., a kabushiki kaisha incorporated in Japan (“CMJ”), DOES HEREBY CERTIFY pursuant to the Share Purchase Agreement dated October 25, 2007 (the “Agreement”) by and between CMJ and CANON INC., a kabushiki kaisha incorporated in Japan (“CINC”), and STAAR SURGICAL COMPANY, a Delaware corporation (“STAAR”), as follows:

6.	As of the date hereof, neither STAAR nor STAAR JAPAN, INC., formerly CANON STAAR CO., INC., a kabushiki kaisha incorporated in Japan (the “Company”), has any information of CMJ which is of a confidential, proprietary or non-public nature (“Restricted Information”).

7.	Except as set forth in the Agreement and Ancillary Agreements (as defined in the Agreement) and for any rights or obligations with respect to the representations, warranties, covenants or terms of the Agreement and Ancillary Agreements, CMJ, on behalf of itself and its Related Releasors (as hereinafter defined), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES, to the full extent permitted under applicable law, STAAR, the Company, and their respective Related Releasees (as hereinafter defined), of and from any and all manner of Claims (as hereinafter defined) which it ever had, now has or hereafter may have against STAAR, the Company and their respective Related Releasees for, upon or by reason of (a) any matter, act, occurrence, transaction, event or thing arising, existing or occurring on or prior to the date of this Certificate, arising out of or relating to the capitalization, management, operation or conduct of the business of the Company, including without limitation with respect to any agreement (other than the Agreement and Ancillary Agreements and the provisions of (i) the Settlement Agreement dated September 28, 2001 by and among STAAR, CMJ, CINC and the Company and (ii) the agreements listed in Exhibit A of the Termination Agreement (as defined in the Agreement) which remain in force after the date hereof to the extent set forth in the Termination Agreement) entered into among CMJ and any of STAAR, the Company, and their respective Related Releasees, or (b) the utilization, licensing, sublicensing or disclosure prior to the Closing (as defined in the Agreement) by any of STAAR, the Company, their respective Related Releasees, any past or present directors or statutory auditors of the Company nominated by STAAR and any past or present employees assigned or seconded to the Company by STAAR of any Restricted Information acquired or obtained prior to the Closing from any of CMJ or its Related Releasors.

8.	As used herein, (a) “Related Releasees” shall mean STAAR’s or the Company’s direct or indirect affiliates, successors and assigns, and their current and former attorneys, legal representatives, directors, officers, agents and employees, irrespective of whether such attorneys, legal representatives, directors, officers, agents, and employees were acting in that capacity for, or otherwise on behalf of such party, or were acting in their legal capacity as an attorney, a legal representative, director, officer, agent or employee of, or otherwise on behalf of such party, (b) “Related Releasors” shall mean CMJ’s direct and indirect affiliates, insurers, and its legal representatives, directors, officers, agents, employees, attorneys, successors and assigns, and (c) “Claims” shall mean actions or causes of action, suits, claims, demands, charges, debts, sums of money, judgments, damages, levies and executions of whatsoever kind, nature and/or description, whether arising out of any alleged violation of any statute, tort, negligence, breach of contract, breach of fiduciary or other duty, fraud, misappropriation, warranty or any other theory, whether legal or equitable, and whether now ended or continuing, and the consequences thereof, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect.

9.	Notwithstanding anything contained herein to the contrary, nothing in this Certificate shall be or may be construed or regarded as a grant of rights and licenses to STAAR, the Company and their respective Related Releasees under any patents, patent applications, trademarks or trade names of CMJ or any of its Related Releasors.

10.	No amendment to this Certificate shall be effective unless it is in writing and executed by CMJ. This Certificate shall be governed by and construed and enforced in accordance with the laws of Japan, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of      , 2007.

CANON MARKETING JAPAN INC.

By: Name:
Title:

Exhibit F

[Buyer’s Certificate]

STAAR SURGICAL COMPANY

BUYER’S CERTIFICATE

STAAR SURGICAL COMPANY, a Delaware corporation (“STAAR”), DOES HEREBY CERTIFY pursuant to the Share Purchase Agreement dated October 25, 2007 (the “Agreement”) by and between CANON MARKETING JAPAN INC., a kabushiki kaisha incorporated in Japan (“CMJ”), and CANON INC., a kabushiki kaisha incorporated in Japan (“CINC”), and STAAR as follows:

11.	As of the date hereof, neither CMJ nor CINC has any information of STAAR or STAAR JAPAN, INC., formerly CANON STAAR CO., INC., a kabushiki kaisha incorporated in Japan (the “Company”), which is of a confidential, proprietary or non-public nature (“Restricted Information”).

12.	Except as set forth in the Agreement and Ancillary Agreements (as defined in the Agreement) and for any rights or obligations with respect to the representations, warranties, covenants or terms of the Agreement and Ancillary Agreements, STAAR, on behalf of itself and its Related Releasors (as hereinafter defined), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES, to the full extent permitted under applicable law, CMJ, CINC, and their respective Related Releasees (as hereinafter defined), of and from any and all manner of Claims (as hereinafter defined) which it ever had, now has or hereafter may have against CMJ, CINC and their respective Related Releasees for, upon or by reason of (a) any matter, act, occurrence, transaction, event or thing arising, existing or occurring on or prior to the date of this Certificate, arising out of or relating to the capitalization, management, operation or conduct of the business of the Company, including without limitation with respect to any agreement (other than the Agreement and Ancillary Agreements and the provisions of (i) the Settlement Agreement dated September 28, 2001 by and among STAAR, CMJ, CINC and the Company and (ii) the agreements listed in Exhibit A of the Termination Agreement (as defined in the Agreement) which remain in force after the date hereof to the extent set forth in the Termination Agreement) entered into among STAAR and any of CMJ, CINC, the Company and their respective Related Releasees, or (b) the utilization, licensing, sublicensing or disclosure prior to the Closing (as defined in the Agreement) by any of CMJ, CINC, their respective Related Releasees, any past or present directors or statutory auditors of the Company nominated by CMJ or CINC and any past or present employees assigned or seconded to the Company by CMJ or CINC of any Restricted Information acquired or obtained prior to the Closing from any of STAAR or its Related Releasors or the Company.

13.	As used herein, (a) “Related Releasees” shall mean CMJ’s or CINC’s direct or indirect affiliates, successors and assigns, and their current and former attorneys, legal representatives, directors, officers, agents and employees (including without limitation employees seconded to the Company), irrespective of whether such attorneys, legal representatives, directors, officers, agents, and employees were acting in that capacity for, or otherwise on behalf of such party, or were acting in their legal capacity as an attorney, a legal representative, director, officer, agent or employee of, or otherwise on behalf of such party, (b) “Related Releasors” shall mean STAAR’s direct and indirect affiliates, insurers, and its legal representatives, directors, officers, agents, employees, attorneys, successors and assigns, and (c) “Claims” shall mean actions or causes of action, suits, claims, demands, charges, debts, sums of money, judgments, damages, levies and executions of whatsoever kind, nature and/or description, whether arising out of any alleged violation of any statute, tort, negligence, breach of contract, breach of fiduciary or other duty, fraud, misappropriation, warranty or any other theory, whether legal or equitable, and whether now ended or continuing, and the consequences thereof, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect.

14.	Notwithstanding anything contained herein to the contrary, nothing in this Certificate shall be or may be construed or regarded as a grant of rights and licenses to CMJ, CINC and their respective Related Releasees under any patents, patent applications, trademarks or trade names of STAAR or any of its Related Releasors.

15.	No amendment to this Certificate shall be effective unless it is in writing and executed by STAAR. This Certificate shall be governed by and construed and enforced in accordance with the laws of Japan, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of      , 2007.

STAAR SURGICAL COMPANY

By: Name:
Title:

Exhibit G

[The Company’s Certificate]

STAAR JAPAN, INC.

COMPANY’S CERTIFICATE

STAAR JAPAN, INC., formerly CANON STAAR CO., INC., a kabushiki kaisha incorporated in Japan (the “Company”), DOES HEREBY CERTIFY pursuant to the Share Purchase Agreement dated October 25, 2007 (the “Agreement”) by and between CANON MARKETING JAPAN INC., a kabushiki kaisha incorporated in Japan (“CMJ”), and CANON INC., a kabushiki kaisha incorporated in Japan (“CINC”), and STAAR SURGICAL COMPANY, a Delaware corporation (“STAAR”), as follows:

16.	As of the date hereof, neither CMJ nor CINC has any information of the Company which is of a confidential, proprietary or non-public nature (“Restricted Information”).

17.	Except as set forth in the Agreement and Ancillary Agreements (as defined in the Agreement) and for any rights or obligations with respect to the representations, warranties, covenants or terms of the Agreement and Ancillary Agreements, the Company, on behalf of itself and its Related Releasors (as hereinafter defined), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES, to the full extent permitted under applicable law, CMJ, CINC, and their respective Related Releasees (as hereinafter defined), of and from any and all manner of Claims (as hereinafter defined) which it ever had, now has or hereafter may have against CMJ, CINC and their respective Related Releasees for, upon or by reason of (a) any matter, act, occurrence, transaction, event or thing arising, existing or occurring on or prior to the date of this Certificate, arising out of or relating to the capitalization, management, operation or conduct of the business of the Company, including without limitation with respect to any agreement (other than the Agreement and Ancillary Agreements and the provisions of (i) the Settlement Agreement dated September 28, 2001 by and among STAAR, CMJ, CINC and the Company and (ii) the agreements listed in Exhibit A of the Termination Agreement (as defined in the Agreement) which remain in force after the date hereof to the extent set forth in the Termination Agreement) entered into among the Company and any of CMJ, CINC, and their respective Related Releasees, or (b) the utilization, licensing, sublicensing or disclosure prior to the Closing (as defined in the Agreement) by any of CMJ, CINC, their respective Related Releasees, any past or present directors or statutory auditors of the Company nominated by CMJ or CINC and any past or present employees assigned or seconded to the Company by CMJ or CINC of any Restricted Information acquired or obtained prior to the Closing from any of the Company or its Related Releasors.

18.	As used herein, (a) “Related Releasees” shall mean CMJ’s or CINC’s direct or indirect affiliates, successors and assigns, and their current and former attorneys, legal representatives, directors, officers, agents and employees (including without limitation employees seconded to the Company), irrespective of whether such attorneys, legal representatives, directors, officers, agents, and employees were acting in that capacity for, or otherwise on behalf of such party, or were acting in their legal capacity as an attorney, a legal representative, director, officer, agent or employee of, or otherwise on behalf of such party, (b) “Related Releasors” shall mean the Company’s direct and indirect affiliates, insurers, and its legal representatives, directors, officers, agents, employees, attorneys, successors and assigns, and (c) “Claims” shall mean actions or causes of action, suits, claims, demands, charges, debts, sums of money, judgments, damages, levies and executions of whatsoever kind, nature and/or description, whether arising out of any alleged violation of any statute, tort, negligence, breach of contract, breach of fiduciary or other duty, fraud, misappropriation, warranty or any other theory, whether legal or equitable, and whether now ended or continuing, and the consequences thereof, including any claims, losses, costs or damages, including compensatory and punitive damages, in each case, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect.

19.	Notwithstanding anything contained herein to the contrary, nothing in this Certificate shall be or may be construed or regarded as a grant of rights and licenses to CMJ, CINC and their respective Related Releasees under any patents, patent applications, trademarks or trade names of the Company or any of its Related Releasors.

20.	No amendment to this Certificate shall be effective unless it is in writing and executed by the Company. This Certificate shall be governed by and construed and enforced in accordance with the laws of Japan, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of      , 2007.

STAAR JAPAN, INC.

By: Name:
Title:

Exhibit H

[Inventory Sales Agreement]

INVENTORY SALES AGREEMENT

This Inventory Sales Agreement (the “Agreement”) is entered into on      , 2007, by and between CANON MARKETING JAPAN INC. (“Seller”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR JAPAN, INC., formerly CANON STAAR CO., INC. (“Purchaser”), a kabushiki kaisha organized and existing under the laws of Japan. Seller and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, pursuant to that certain Joint Venture Agreement by and between Seller and Canon Inc. (“CINC”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR Surgical Company (“STAAR”), a corporation organized and existing under the laws of the State of Delaware, dated May 23, 1988 (the “JVA”), Seller became a shareholder of Purchaser;

Whereas, pursuant to that certain Share Purchase Agreement entered into as of October 25, 2007 by and between STAAR and Seller and CINC (the “Share Purchase Agreement”), STAAR agreed to purchase from Seller and CINC, and Seller and CINC agreed to sell to STAAR, their shares of Purchaser;

Whereas, Seller has acted as a distributor of Purchaser pursuant to the terms of the JVA;

Whereas, Seller currently has in its inventory products purchased from Purchaser;

Whereas, as a condition to the Share Purchase Agreement, the parties thereto agreed to execute or cause the execution of this Agreement; and

Whereas, Seller wishes to sell to Purchaser and Purchaser wishes to repurchase from Seller all of Seller’s existing inventory of products manufactured by Purchaser.

AGREEMENT

Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.	Purchase of Inventory. Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, with effect from the date hereof, all Purchaser-manufactured products (“Products”) in Seller’s audited inventory listed in the list attached hereto as Annex I which includes Consignment Inventories (as defined in Section 4 hereto) (the “Inventory”).

2.	Purchase Price.

2.1	The total consideration for the sale of the Inventory (other than KS-XI Products), which is equal to the aggregate value of all Products (other than KS-XI Products) in the Inventory valued at the purchase price originally paid for each such Product by Seller to Purchaser (the “Original Purchase Price”), is [ ] (JPY ) (the “Inventory Purchase Price”).

2.2	The consideration for each KS-XI Product will be equal to (a) the Original Purchase Price for such KS-XI Product if such KS-XI Product is sold outside of China and (b) fifty percent (50%) of the sales price to the customer of Purchaser if such KS-XI Product is sold in China (the “KS-XI China Purchase Price”).

3.	Delivery of Payments. Purchaser shall hereafter make monthly payments to Seller within ten (10) days of the last day of each calendar month (“Monthly Payments”), which payments shall be equal to the amount of such Products in the Inventory actually sold by Purchaser (valued at the Original Purchase Price or the KS-XI China Purchase Price, as the case may be) during such calendar month. On the first anniversary of this Agreement, Purchaser shall make a “true-up” payment which, when added to all other payments made by Purchaser hereunder (other than payments for KS-XI Products), is equal to the Inventory Purchase Price less (a) the amount of any discrepancy in the Inventory after execution of this Agreement, (b) a twenty percent (20%) restocking fee for any Products in the Inventory requiring rework before resale and (c) the value of any remaining Products in the Inventory with less than twenty four (24) months remaining shelf life as of October 25, 2007. Subsequent to the first anniversary of this Agreement, Purchaser shall continue to make Monthly Payments to Seller only with respect to the sale of any remaining KS-XI Products in the Inventory. Any sales of Products by Purchaser from the date hereof will be deemed to be taken from the repurchased Inventory until the repurchased Inventory is exhausted. Seller shall have the right, no more than once a year, and at its own cost, to audit the sale of KS-XI Products by Purchaser and the remaining KS-XI Products in Purchaser’s inventory. Purchaser agrees to permit a reputable independent auditing firm (reasonably acceptable to Purchaser) chosen by Seller the right to examine Purchaser’s records regarding the sales of KS-XI Products by Purchaser and the remaining KS-XI Products in Purchaser’s Inventory for the sole purpose of confirming the sales of any remaining KS-XI Products in the Inventory and whether or not Purchaser has paid the Monthly Payments due as of the date of such examination to Seller. Such audit shall be conducted upon no less that ten (10) business days’ written notice to Purchaser. As a condition precedent to the examination, Seller’s independent auditing firm conducting the examination shall enter into a confidentiality agreement in form and substance reasonably acceptable to Purchaser, to the effect that the information disclosed in such examination shall be used or disclosed for the sole purpose of confirming the sales of any remaining KS-XI Products in the Inventory and whether or not Purchaser has paid the Monthly Payments due as of the date of such examination to Seller.

4.	Ownership of Inventory. Seller represents and warrants that, as of the date hereof, Seller owns all the Products in the Inventory free and clear of any liens and encumbrances, including all the Products consigned to clients, customers or sub-distributors of Seller (each, a “Consignee” and collectively, the “Consignees”) under respective consignment agreements (the “Consignment Agreements”) set forth in the list attached hereto as Annex II (the “Consignment Inventories”). Seller agrees to provide notification to the Consignees of the change in ownership of the Consignment Inventories. Seller agrees to instruct Consignees that, with effect from the date hereof, the Consignees shall hold the Consignment Inventories for the benefit of the Purchaser.

5.	Transfer of Title. The title to the Inventory shall transfer to Purchaser as of the date hereof.

6.	Offset of Accounts Receivable and Accounts Payable.

6.1	The Parties shall calculate and determine as of the date of this Agreement an estimate of the amount of Accounts Receivable and Accounts Payable and an estimate of the net amount equal to the difference between Accounts Receivable and Accounts Payable (the “Estimated Offset Amount”), if any, which shall be paid on the date of this Agreement as follows:

6.1.1.	If the Accounts Receivable exceeds the Accounts Payable, Seller shall pay the Estimated Offset Amount to Purchaser; or

6.1.2.	If the Accounts Payable exceeds the Accounts Receivable, Purchaser shall pay the Estimated Offset Amount to Seller.

For purposes of this Agreement, “Accounts Receivable” shall mean the outstanding amounts of accounts receivable that are owed to Purchaser by Seller and “Accounts Payable” shall mean the outstanding amounts of accounts payable that are owed to Seller by Purchaser.

6.2	Within ninety (90) days after the date hereof, Seller shall prepare, or cause to be prepared, and deliver to Purchaser, financial statements (the “Statement”) which shall set forth the actual amount of Accounts Receivable and Accounts Payable and actual net amount equal to the difference between Accounts Receivable and Accounts Payable (the “Actual Offset Amount”), if any, as of the date of this Agreement.

6.3	Purchaser and Purchaser’s accountants shall, within 15 days after delivery by Seller of the Statement, complete their review of the Statement. In the event that Purchaser objects to the actual amount of Accounts Receivable and Accounts Payable and the Actual Offset Amount, Purchaser shall inform Seller in writing (the “Purchaser Objection”) setting forth a specific description of the basis of Purchaser’s Objection and the adjustment to the amount of Accounts Receivable and Accounts Payable and Actual Offset Amount which Purchaser believes should be made, on or before the last day of such 15 day period. Seller shall then have 7 days to review and respond to Purchaser’s Objection. The parties shall use all reasonable efforts to resolve any dispute as to the amount of Accounts Receivable and Accounts Payable and Actual Offset Amount. If Purchaser and Buyer are unable to resolve all of their disagreements with respect to the determination of the foregoing items within 10 days following the completion of Seller’s review of Purchaser’s Objection, they shall refer their remaining differences to a internationally recognized firm of independent public accountants in Japan, jointly selected by Purchaser and Buyer (the “CPA Firm”), who shall, acting as experts and not as arbitrators, determine whether the amount of Accounts Receivable and Accounts Payable and the Actual Offset Amount requires adjustment. The parties shall instruct the CPA Firm to deliver its determination to Purchaser and Seller no later than the twentieth (20th) day after the remaining differences underlying Purchaser’s Objection are referred to the CPA Firm. The CPA Firm’s determination shall be conclusive and binding upon Purchaser and Seller. The fees and disbursements of the CPA Firm shall be shared equally by Purchaser and Seller. Purchaser and Seller shall readily make available to the CPA Firm all relevant books and records and any work papers related to the calculation of the amount of Accounts Receivable and Accounts Payable and the Actual Offset Amount. The “Final Offset Amount” shall be (i) the Actual Offset Amount set forth in the Statement in the event that (x) no Purchaser’s Objection is delivered to Seller during the 15 day period set forth above, or (y) Seller and Purchaser so agree; (ii ) the Actual Offset Amount as adjusted in accordance with Purchaser’s Objection in the event that Seller does not respond to Purchaser’s Objection within the 7 day period set forth above; or (iii) the Actual Offset Amount as adjusted by either (x) the agreement of Seller and Purchaser or (y) the CPA Firm.

6.4	Within ten (10) business days following the determination of the Final Offset Amount, if the Final Offset Amount is less than the Estimated Offset Amount, Purchaser shall promptly pay the difference to Seller and if the Final Offset Amount is greater than the Estimated Offset Amount, Seller shall promptly pay the difference to Purchaser.

6.5	Upon payment pursuant to Section 6.4, any Accounts Receivable and Accounts Payable shall thereupon be extinguished.

7.	Reimbursement for Returned Products. Purchaser shall receive on behalf of Seller any products manufactured by Purchaser and sold by Seller to any of its customers prior to the date hereof and validly returned, or returned in a manner consistent with the return policy and prior practice of Seller as it relates to customers prior to the date hereof, by such customer on or after the date hereof. If such customer has paid Seller for the products, Purchaser shall reimburse such customer on behalf of Seller the amount equivalent to the price of the products paid by such customer to Seller (the “Customer Purchase Price”). If at the time Purchaser reimburses the Customer Purchase Price to the customer Seller has not paid Purchaser for the returned product, Seller shall reimburse Purchaser for the full Customer Purchaser Price. If at the time of the reimbursement Seller has paid Purchaser for the returned product, Seller shall reimburse Purchaser for the difference (the “Price Difference”) between the Customer Purchase Price and the price paid for the product by Seller to Purchaser (the “Seller Purchase Price”). Upon such reimbursement of the Customer Purchase Price by Purchaser to the customer, the title to the returned products shall transfer from Seller to Purchaser. If no reimbursement of the Customer Purchase Price to a customer is necessary because the customer has not yet paid Seller for the products but such customer has returned to Purchaser any product manufactured by Purchaser and sold by Seller prior to the date hereof, Purchaser shall reimburse the Seller Purchase Price to Seller (if such payment of the Seller Purchase Price has been made by Seller to Purchaser), and the title to the products shall transfer to Purchaser upon payment of such amount by Purchaser.

8.	Assignment of Consignment Agreements. Seller shall instruct the Consignees to store the Consignment Inventories on behalf of Purchaser from the date hereof and Purchaser agrees that the Consignment Inventories will be stored by the Consignees on behalf of Purchaser from the date hereof. Seller shall use reasonable commercial efforts to obtain the consent of each of the Consignees to the assignment of the Consignment Agreements to Purchaser. Upon Purchaser’s request, Seller shall use reasonable commercial efforts to attempt to obtain the consent of any counterparties to an assignment of any contracts executed by Seller prior to the date hereof with its customers and sub-distributors for the Products to the Purchaser.

9.	Further Assurances. If at any time after the date hereof, at the reasonable request of a Party, a Party requests the delivery of any further instruments or documents to effectuate the purposes of this Agreement, the other Party will execute and deliver any further instruments and documents as are necessary or desirable to carry out the purposes of this Agreement, all at the requesting Party’s sole expense.

10.	No Additional Warranties. Purchaser hereby acknowledges and agrees that, other than as explicitly provided in Section 4, (i) Seller does not, in this Agreement or in any other agreement, instrument or document, make any representation as to, warranty of, or covenant (whether express or implied) with respect to the Inventory and (ii) the Inventory is transferred on an “AS IS, WHERE IS” basis.

11.	LIMITATION OF LIABILITIES. SELLER’S WARRANTIES IN SECTION 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NON- INFRINGEMENT. UNDER NO CIRCUMSTANCES SHALL SELLER’S LIABILITY INCLUDE THE COST OF PROCUREMENT OF SUBSTITUTE PRODUCTS BY PURCHASER OR ANY CONSEQUENTIAL, INCIDENTAL, OR CONTINGENT DAMAGES WHATSOEVER INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF REVENUE OR COST OF CAPITAL. IN ADDITION, SELLER SHALL HAVE NO OBLIGATION TO PURCHASER UNDER THIS AGREEMENT FOR ANY PRODUCT LIABILITY CLAIMS CONCERNING THE PRODUCTS.

12.	Warranties to Third Parties. The provisions of Section 10 and Section 11 shall not be deemed to create an obligation of Purchaser to indemnify or compensate Seller for any representations or warranties made by Seller to any third parties with respect to the Inventory.

13.	Transfer Taxes. Any and all transfer taxes, consumption taxes, stamp duties and similar charges relating to the purchase and sale of the Inventory, as would have been paid in a purchase and sale of Inventory from Purchaser by Seller prior to the date hereof, shall be paid by Purchaser.

14.	Miscellaneous.

14.1	Amendments. This Agreement may not be changed, altered, waived or, terminated unless in writing and signed by or on behalf of each of the Parties to this Agreement.

14.2	Successors and Assigns. All of the terms of the Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the successors and assigns of the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall assign any of its respective rights or obligations under this Agreement to any other party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

14.3	Notices. Unless otherwise agreed upon, any notice, request, claim or other communication under this Agreement to the Parties at their respective addresses set forth below or any other address as duly notified, shall be deemed to have been duly given or made (a) when received if personally delivered or if sent by facsimile with confirmed answer back, or (b) within five (5) business days of being sent by registered mail, return receipt requested, postage prepaid or by priority delivery by established international courier:

If to Seller:

Canon Marketing Japan Inc.
16-6, Konan 2-chome,
Minato-ku, Tokyo 108-8011, Japan
Attention: Hiroshi Shibuya, Managing Director, President of Industrial Equipment Co.
Facsimile: 81-3-3740-3389

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to Purchaser:

STAAR Japan, Inc. 13-29 Konan 2-chome,
Minato-ku, Tokyo, 108-0075, Japan
Attention: [ Facsimile: [	] ]

14.4	Complete Agreement. This Agreement, the Share Purchase Agreement and the other Ancillary Agreements (as defined in the Share Purchase Agreement) constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Party to be bound.

14.5	Headings. The use of headings in this Agreement is for convenience of reference only and will not be construed to limit, broaden or affect the meanings of the provisions contained in each section.

14.6	Injunctive Relief. Each Party agrees that the other Party shall be entitled to (i) any kind of injunction to prevent breaches of the provisions of this Agreement and (ii) enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties or the subject matter hereof, in addition to any other remedy to which such Party may be entitled at law. The Parties agree that, in the event of breach or threatened breach of the provisions of this Agreement, the damage or imminent damage to the value and the goodwill of the non-breaching Party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.

14.7	Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by the competent authorities to be invalid, illegal or unenforceable, such provision or provisions shall be reformed or renegotiated to as nearly approximate the original reasonable intent of the Parties as possible with regard to this Agreement, the Share Purchase Agreement and the other Ancillary Agreements.

14.8	Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement will not constitute a waiver of, or prevent assertion of, the right to require such performance in the future or performance of a later breach of this Agreement.

14.9	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will be one and the same instrument.

14.10	Arbitration. Each Party shall use its reasonable commercial efforts to solve, through mutual consultation, without recourse to arbitration, any disputes or differences which might arise in connection with this Agreement. However, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Notwithstanding the foregoing, the Parties are permitted to seek injunctive relief from a court having jurisdiction pursuant to the provisions of Section 14.6, including without limitation, to enforce any interim award or award of injunctive relief by any arbitrator. The language of the arbitration shall be English. The arbitral award shall be final, binding and conclusive on the Parties, with no further rights of appeal. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

14.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan other than the conflicts of laws rules thereof.

14.12	Language of Agreement. This Agreement is executed in the English language, and the English version of this Agreement shall control any translation of this Agreement into any other language.

14.13	Attorneys Fees and Expenses. Except as otherwise specifically provided herein, the Parties hereto shall pay their own expenses, including attorneys’ fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

14.14	Additional Actions. Each of the Parties hereto shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

CANON MARKETING JAPAN INC.

By:	—
Name:
Title:

STAAR JAPAN, INC.

By:	—
Name:
Title:

Annex I

[Inventory]

Annex II

[Consignment Inventories]

Exhibit I-1
[Current Employees Secondment Agreement]

CURRENT EMPLOYEES SECONDMENT AGREEMENT

This Current Employees Secondment Agreement (the “Agreement”) is entered into on [ ], 2007, by and between CANON MARKETING JAPAN INC. (“CMJ”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR JAPAN, INC., formerly CANON STAAR CO., INC. (the “Company”), a kabushiki kaisha organized and existing under the laws of Japan. CMJ and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, pursuant to that certain Joint Venture Agreement between CMJ and Canon Inc. (“CINC”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR Surgical Company (“STAAR”), a corporation organized and existing under the laws of the State of Delaware, dated May 23, 1988, CMJ became a shareholder of the Company;

Whereas, pursuant to that certain Secondment Agreement dated January 1, 1998 by and between CMJ and the Company (the “Current Agreement”), CMJ has seconded certain of its employees to the Company to assist in the marketing of the products of the Company (individually an “Existing Seconded Employee” and collectively the “Existing Seconded Employees”);

Whereas, as of January 1, 2006, Takashi Masuda, an Existing Seconded Employee (the “CINC Seconded Employee”), chose to become an employee of CINC who was then seconded to CMJ while still being on secondment to the Company, as a result of which, the CINC Seconded Employee has been seconded to the Company by CMJ in his capacity as a secondee to CMJ from CINC since January 1, 2006;

Whereas, pursuant to that certain Share Purchase Agreement entered into as of October 25, 2007 by and between STAAR and CMJ and CINC (the “Share Purchase Agreement”), STAAR agreed to purchase from each of CMJ and CINC, and each of CMJ and CINC agreed to sell to STAAR, their shares of the Company;

Whereas, the Share Purchase Agreement required the execution of this Agreement; and

Whereas, CMJ and the Company wish to establish a new secondment arrangement pursuant to this Agreement which will supersede the Current Agreement.

AGREEMENT

Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.	Seconded Employees. As of the date of this Agreement, CMJ agrees to make available to the Company the Existing Seconded Employees, including the CINC Seconded Employee (individually a “Seconded Employee” and collectively the “Seconded Employees”). A list of the Seconded Employees and their respective positions is attached hereto as Annex I. CMJ hereby confirms that the Seconded Employees have been informed of the work conditions, compensation and other matters relating to their secondment to the Company hereunder.

2.	Term; Termination.

2.1	The term of this Agreement shall commence on the date of this Agreement and shall expire two (2) years thereafter (the “Term”). At the end of the Term, each Seconded Employee shall leave the Company, and with respect to the Seconded Employees who return to CMJ, CMJ (and CINC, in the case of the CINC Seconded Employee), shall be responsible for obligations of an employer to such Seconded Employees from and after the Term. In no event shall the Company be responsible for obligations of an employer to such Seconded Employees from and after the Term unless an affirmative agreement is entered into by and between such Seconded Employee and the Company.

2.2	In the event any of the Seconded Employees is asked to work for a competitor of CMJ or CINC or the Company undergoes a Change of Control (as defined below), each of CMJ and, in the event of a Change of Control, the Company shall have the right to terminate this Agreement or any secondment arrangement with respect to such Seconded Employee. In no event shall the Company be liable for any salary, severance payments or payments for any accrued but unused vacation days or other obligations, if any, payable to any Seconded Employees for periods after termination of this Agreement pursuant to this Section 2.2 or upon expiry of the Term pursuant to Section 2.1. “Change of Control” in this Section 2.2 shall mean, with respect to the Company, an acquisition by any third party by merger, or purchase of a majority of the voting stock or substantially all the assets or business of the Company, or any entity which directly or indirectly Controls (as defined below) the Company, or any other material change in the ownership or Control of the Company, or any entity which directly or indirectly Controls the Company. “Control” by any party with respect to any other party shall mean the direct or indirect control of fifty percent (50%) or more of the voting stock or other ownership interest by such party of the other party, or if such party possesses the power to direct or cause the direction of the management and policies of the other party or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other party.

2.3	At any time during the Term or upon expiry of the Term, any Seconded Employee who wishes to become a full-time employee at the Company may resign from CMJ and apply for employment at the Company. No assurance of such employment shall be given by CMJ either to the Company or to the Seconded Employee. The Company may, in its sole discretion, determine whether or not to establish an employment relationship with any such Seconded Employee.

3.	Duties During the Secondment. During the Term, the Seconded Employees shall serve the Company in the same capacity as they previously served the Company immediately prior to the date of this Agreement. Any changes to the positions or duties of the Seconded Employees during the Term shall be separately determined by the Parties.

4.	Code of Conduct. Except as otherwise provided in this Agreement, the Seconded Employees shall be expected to, and will, comply fully with the Code of Conduct Policy under the work rules and other employment related regulations of the Company (including, without limitation, any rules or regulations relating to confidentiality and assignment of inventions) in effect as of the date of this Agreement (collectively, the “Company Rules”) during the Term while being on the premises of the Company. The Company shall advise and provide reasonable information to each Seconded Employee as to the Company’s Code of Conduct Policy and the Company Rules.

5.	Support. The Company shall provide at its sole expense, reasonable office space for each of the Seconded Employees together with appropriate workstations and equipment and such information, data and support as necessary for each Seconded Employee to perform his or her responsibilities and duties under this Agreement.

6.	Work Hours, Holidays, etc.

6.1	Matters relating to work hours and holidays of the Seconded Employees during the Term shall be determined in accordance with the Company Rules.

6.2	The Seconded Employees shall be entitled to annual special holidays in recognition of their services, holidays reserved for injury or disease, half-holidays, special holidays (due to injury or disease in the course of employment, unforeseen disaster, etc.) and other holidays (congratulatory or condolence leaves etc.) in accordance with the Company Rules; provided, however, that in the event that (i) the Company Rules do not provide for any of the holidays mentioned above, (ii) the Company Rules provide for holidays other than those mentioned above, or (iii) the number of holidays provided under the Company Rules is not the same as the number of holidays provided under the relevant rules of CMJ, these matters shall be determined separately by CMJ and the Company.

6.3	The Seconded Employees shall be entitled to free vacations and refresh vacations in accordance with the work rules and other related regulations of CMJ (collectively, the “CMJ Rules”).

6.4	The Company shall be primarily responsible for managing the working conditions of the Seconded Employees and shall submit a monthly report to CMJ in accordance with Section 18. CMJ shall be ultimately responsible for managing the working conditions of the Seconded Employees based on such reports submitted by the Company.

7.	Compensation, Bonuses and Employee Benefits. Each Seconded Employee shall be entitled to compensation, bonuses and employee benefits based on his or her performance at the Company as set forth below.

(i)	Monthly compensation, overtime work allowance and holiday work allowance shall be calculated and paid by CMJ in accordance with the CMJ Rules. Notwithstanding Section 6.1, overtime work allowance and holiday work allowance shall be calculated by CMJ based on work hours and holidays under the CMJ Rules.

(ii)	Regular and special pay raise shall be implemented by CMJ in accordance with the CMJ Rules.

(iii)	Special benefits shall be calculated and granted by CMJ in accordance with the CMJ Rules.

(iv)	Consolation payments for injury or disease, congratulatory or condolence allowance and commendations for continued services shall be granted by CMJ in accordance with the CMJ Rules.

8.	Commuting Allowance. CMJ shall provide a commuting allowance to each Seconded Employee in accordance with the CMJ Rules, and the Company shall reimburse the equivalent amount to CMJ upon CMJ’s request.

9.	Travel Costs, Transportation Costs etc. Each Seconded Employee shall be entitled to recover travel costs, transportation costs, etc. as set forth below.

(i)	Daily allowance for business trips (excluding business trip allowance for day trips), travel costs, transportation costs, accommodation costs, etc. shall be paid by the Company in accordance with the Company Rules.

(ii)	Business trip allowance for day trips shall be paid by the Company in accordance with the Company Rules upon request of such Seconded Employee.

(iii)	Travel costs and allowance shall be paid by the Company in accordance with the Company Rules in the event the secondment from CMJ to the Company or return to CMJ from the Company requires a change of residence of such Seconded Employee.

10.	Fees.

10.1	The Company shall make monthly payments to CMJ for the services provided by the Seconded Employees in an amount equal to the total amount of the Seconded Employees’ employee-related costs borne by CMJ hereunder to be calculated by CMJ, including but not limited to, basic salary, bonuses, overtime work allowance, holiday work allowance, sales force allowance, unaccompanied duty allowance, commuting allowance and the employer’s share of contribution to each of the Employees’ Pension Program, Health Insurance Program, Employment Insurance Program and Care Insurance Program (the “Fees”). If at any time a Seconded Employee resigns from CMJ or CINC, as applicable, or becomes a full-time employee of the Company, the Fees shall be decreased accordingly for such Seconded Employee for the remainder of the Term.

10.2	The Company shall pay the Fees by wire transfer to the account designated by CMJ by the last day of the month of invoice.

10.3	The aggregate annual amount of the Fees is estimated to be Sixty Five Million (65,000,000) Japanese Yen; provided, however, that (i) the Fees may be subject to increases in accordance with the CMJ Rules provided that the Fees shall not exceed in the aggregate annual amount of Sixty Nine Million (69,000,000) Japanese Yen (the “Fee Cap”), and (ii) in the event CMJ incurs any unexpected employee-related costs due to incidents beyond the control of CMJ such as tax reforms, the Parties shall consult with each other to determine any appropriate amount to be paid to CMJ by the Company in excess of such amount, provided that in no event may such excess amount exceed the Fee Cap. If the Parties are unable to reach agreement on any such excess amount, either Party shall have the right to terminate this Agreement on thirty (30) days’ notice.

11. Rent Allowance. Any Seconded Employee who is single shall be entitled to a rent allowance to be paid by CMJ in the amount to be calculated in accordance with the CMJ Rules.

12. Social Insurance etc.

12.1	The Seconded Employees shall maintain their status as insured persons under each of CMJ’s Health Insurance Program, Employees’ Pension Program, Employees’ Pension Fund Program and Employee Insurance Program (except for the CINC Seconded Employee who shall remain an insured person under the equivalent programs of CINC), and CMJ shall be responsible for the employer’s share of contribution to each of these programs.

12.2	The Seconded Employees shall be covered by the Workers’ Accidents Compensation Insurance Program of the Company, and the premiums thereof shall be borne by the Company, which shall be calculated at the rate of the Company based on the amounts of compensation, bonuses and other benefits received by the Seconded Employees directly or indirectly from CMJ.

12.3	The Company shall allow the Seconded Employees to use its welfare facilities and to participate in any events of the Company.

13. Accident Compensation.

13.1	The Company shall be responsible for providing compensation to the Seconded Employees for any accident which may occur in relation to work or outside work in accordance with the Company Rules; provided, however, that CMJ may also provide accident compensation to the Seconded Employees in accordance with the CMJ Rules.

13.2	The Company shall give prior notice to CMJ when providing accident compensation to any of the Seconded Employees.

13.3	The Company warrants to CMJ that the Seconded Employees are insured against any car accident or other accidents which may occur in relation to any equipment owned by the Company, in the event of which the insurance will provide to the Seconded Employees the same level of compensation as any employees of the Company would receive.

14. Education and Training. Where necessary, CMJ may cause the Seconded Employees to participate in its education or training programs to the extent it does not interfere with their work at the Company.

15. Notification of Cash Reward. In the event any of the Seconded Employees receives a cash reward or any other form of cash from the Company or any third party in a sales competition or any other event in relation to the marketing and service activities of the Company, the Company shall notify the amount, timing of payment, name of payer and other relevant matters to CMJ.

16. Suspension and Resignation.

16.1	In the event any of the Seconded Employees is to be suspended under the CMJ Rules (excluding any suspension due to injury or disease), the Parties shall separately discuss and determine how to handle the situation.

16.2	In the event any of the Seconded Employees is to be suspended due to any injury or disease under the CMJ Rules, the Parties shall cause such employee to be reinstated at CMJ prior to the issuance of an order of suspension by CMJ.

16.3	In the event of resignation of a Seconded Employee in accordance with the CMJ Rules, such employee shall be reinstated at CMJ prior to the resignation.

17. Disciplinary Punishment and Dismissal.

17.1	In the event of a punitive dismissal of any of the Seconded Employees under the CMJ Rules, such employee shall be reinstated at CMJ prior to his or her punitive dismissal.

17.2	In the event of a dismissal of any of the Seconded Employees under the CMJ Rules (excluding any situation under the preceding Paragraph), such employee shall be reinstated at CMJ prior to his or her dismissal.

18. Notification. CMJ and the Company shall notify each other of the following regarding each Seconded Employee at the time specified for each item:

(a) Matters to be notified by CMJ to the Company

(i) (ii) (iii)	Personal History At the time of commencement of secondment
Premiums paid for the workers’ accidents compensation insurance program
At the time of commencement of secondment
Each time of change in amount
Other matters which the Company deems necessary and approved by CMJ
When separately designated by the Parties

(b) Matters to be notified by the Company to CMJ

(i)	Monthly working conditions (including work records such as overtime work hours, holiday work hours, number of annual special holidays given in recognition of employee’s services and other holidays)

(ii)	Change of work rules of the Company	Every month Each time of change

(iii) Twelve-month calendar of the Company indicating working days and holidays

Each time of issuance of such calendar

Matters relating to cash rewards under Section 15

Each time of granting of rewards

(v) Other matters which CMJ deems necessary and approved by the Company

When separately designated by the Parties

19. CMJ Employment. Notwithstanding this Agreement, the Seconded Employees (other than the CINC Seconded Employee) shall remain in the employment of CMJ and CMJ shall remain fully responsible for all the obligations of an employer to an employee in accordance with the terms and conditions of employment with CMJ.

20. CINC Employment. Notwithstanding this Agreement, the CINC Seconded Employee shall remain in the employment of CINC, and the work rules and other related regulations of CINC shall apply instead of the CMJ Rules to the CINC Seconded Employee and references to CMJ herein shall be replaced by CINC, where appropriate.

21. Liability and Indemnification. During the Term of this Agreement, so long as a Seconded Employee is acting pursuant to instructions from management of the Company or otherwise in the ordinary course of business, in accordance with the scope of his or her terms of secondment under this Agreement and in the case of a conflict of interests between the Company and CMJ or CINC, in accordance with his or her duty to act in good faith to and in the best interests of the Company pursuant to such terms of secondment:

a. the Company shall indemnify CMJ, or in the case of the CINC Seconded Employee, CMJ and CINC, against any claims or proceedings against CMJ or CINC, as applicable, as a result of any act or omission of the Seconded Employees working on secondment to the Company which is related to the performance by any Seconded Employee of his or her duties hereunder; and

b. CMJ shall not be liable to the Company for any act or omission, error or judgment (whether negligent or not) on the part of any Seconded Employee.

22. Relationship of the Parties. The Parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither Party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other Party. The Parties shall act in good faith at all times with each other.

23. No Third-Party Beneficiary Rights. Nothing in this Agreement, express or implied, shall confer upon any employee of CMJ, or upon any representative of such employee, or upon any person claiming through such employee, or upon any collective bargaining agent, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever. Nothing in this Agreement, express or implied, shall be deemed to confer upon any individual (or any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each individual (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights hereunder. Nothing in this Agreement, express or implied, shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person or entity other than the Parties hereto. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Seconded Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements.

24. Miscellaneous.

24.1 Amendments. This Agreement may not be changed, altered, waived or, terminated unless in writing and signed by or on behalf of each of the Parties to this Agreement.

24.2 Successors and Assigns. All of the terms of the Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the successors and assigns of the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall assign any of its respective rights or obligations under this Agreement to any other party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

24.3 Notices. Unless otherwise agreed upon, any notice, request, claim or other communication under this Agreement to the Parties at their respective addresses set forth below or any other address as duly notified, shall be deemed to have been duly given or made (a) when received if personally delivered or if sent by facsimile with confirmed answer back, or (b) within five (5) business days of being sent by registered mail, return receipt requested, postage prepaid or by priority delivery by established international courier:

If to CMJ:

Canon Marketing Japan Inc.
16-6, Konan 2-chome,
Minato-ku, Tokyo 108-8011, Japan
Attention: Hiroshi Shibuya, Manging Director, Hiroshi Shibuya, Managing Director, President of Industrial Equipment Co.
Facsimile: 81-3-3740-3389

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to the Company:

STAAR Japan, Inc. 13-29 Konan 2-chome,
Minato-ku, Tokyo, 108-0075, Japan
Attention: [ Facsimile: [	] ]

24.4 Complete Agreement. This Agreement, the Share Purchase Agreement and the other Ancillary Agreements (as defined in the Share Purchase Agreement) constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof including, without limitation, the Current Agreement. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Party to be bound.

24.5 Headings. The use of headings in this Agreement is for convenience of reference only and will not be construed to limit, broaden or affect the meanings of the provisions contained in each section.

24.6 Injunctive Relief. Each Party agrees that the other Party shall be entitled to (i) any kind of injunction to prevent breaches of the provisions of this Agreement and (ii) enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties or the subject matter hereof, in addition to any other remedy to which such Party may be entitled at law. The Parties agree that, in the event of breach or threatened breach of the provisions of this Agreement, the damage or imminent damage to the value and the goodwill of the non-breaching Party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.

24.7 Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by the competent authorities to be invalid, illegal or unenforceable, such provision or provisions shall be reformed or renegotiated to as nearly approximate the original reasonable intent of the Parties as possible with regard to this Agreement, the Share Purchase Agreement and the other Ancillary Agreements.

24.8 Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement will not constitute a waiver of, or prevent assertion of, the right to require such performance in the future or performance of a later breach of this Agreement.

24.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will be one and the same instrument.

24.10 Arbitration. Each Party shall use its reasonable commercial efforts to solve, through mutual consultation, without recourse to arbitration, any disputes or differences which might arise in connection with this Agreement. However, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Notwithstanding the foregoing, the Parties are permitted to seek injunctive relief from a court having jurisdiction pursuant to the provisions of Section 24.6, including without limitation, to enforce any interim award or award of injunctive relief by any arbitrator. The language of the arbitration shall be English. The arbitral award shall be final, binding and conclusive on the Parties, with no further rights of appeal. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

24.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan other than the conflicts of laws rules thereof.

24.12 Language of Agreement. This Agreement is executed in the English language, and the English version of this Agreement shall control any translation of this Agreement into any other language.

24.13 Attorneys Fees and Expenses. Except as otherwise specifically provided herein, the Parties hereto shall pay their own expenses, including attorneys’ fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

24.14 Additional Actions. Each of the Parties hereto shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

24.15 Consultations. Any question arising from or in connection with this Agreement or any matter not set forth in this Agreement shall be determined separately by the Parties in light of the purposes of this Agreement.

24.16 Termination of Current Agreement. The Current Agreement is hereby terminated in its entirety, including the termination of all rights and obligations therein notwithstanding any provisions to the contrary contained therein.

N WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

CANON MARKETING JAPAN INC.

By:	—
Name:
Title:

STAAR JAPAN, INC.

By:	—
Name:
Title:

Annex I

[Seconded Employees]

Annex I

[Seconded Employees]

Exhibit I-2

[New Employees Secondment Agreement]

NEW EMPLOYEES SECONDMENT AGREEMENT

This New Employees Secondment Agreement (the “Agreement”) is entered into on October 25, 2007, by and between CANON MARKETING JAPAN INC. (“CMJ”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR JAPAN, INC., formerly CANON STAAR CO., INC. (the “Company”), a kabushiki kaisha organized and existing under the laws of Japan. CMJ and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, pursuant to that certain Joint Venture Agreement between CMJ and Canon Inc. (“CINC”), a kabushiki kaisha organized and existing under the laws of Japan, and STAAR Surgical Company (“STAAR”), a corporation organized and existing under the laws of the State of Delaware, dated May 23, 1988, CMJ became a shareholder of the Company;

Whereas, pursuant to that certain Secondment Agreement dated January 1, 1998 by and between CMJ and the Company (the “Current Agreement”), CMJ has seconded certain of its employees to the Company to assist in the marketing of the products of the Company;

Whereas, the Current Agreement is being superseded by that certain Current Employees Secondment Agreement as of the date of this Agreement by and between CMJ and the Company;

Whereas, pursuant to that certain Share Purchase Agreement entered into as of October 25, 2007 by and between STAAR and CMJ and CINC (the “Share Purchase Agreement”), STAAR agreed to purchase from each of CMJ and CINC, and each of CMJ and CINC agreed to sell to STAAR, their shares of the Company;

Whereas, the Share Purchase Agreement required the execution of this Agreement; and

Whereas, CMJ and the Company wish to establish a new secondment arrangement pursuant to this Agreement, which will include secondment of additional employees (individually a “Seconded Employee” and collectively the “Seconded Employees”) from CMJ to the Company.

AGREEMENT

Now, therefore, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Seconded Employees. As of the date of this Agreement, CMJ agrees to make available to the Company the Seconded Employees. A list of the Seconded Employees and their respective positions is attached hereto as Annex I. CMJ hereby confirms that the Seconded Employees have been informed of the work conditions, compensation and other matters relating to their secondment to the Company hereunder.

2.	Term; Termination.

The term of this Agreement shall commence on the date of this Agreement and shall expire twelve (12) months thereafter (the “Term”). At the end of the Term, each Seconded Employee shall leave the Company, and with respect to the Seconded Employees who return to CMJ, CMJ shall be responsible for obligations of an employer to such Seconded Employees from and after the Term. In no event shall the Company be responsible for obligations of an employer to such Seconded Employees from and after the Term unless an affirmative agreement is entered into by and between such Seconded Employee and the Company.

In the event any of the Seconded Employees is asked to work for a competitor of CMJ or CINC or the Company undergoes a Change of Control (as defined below), each of CMJ and, in the event of a Change of Control, the Company shall have the right to terminate this Agreement or any secondment arrangement with respect to such Seconded Employee. In no event shall the Company be liable for any salary, severance payments or payments for any accrued but unused vacation days or other obligations, if any, payable to any Seconded Employees for periods after termination of this Agreement pursuant to this Section 2.2 or upon expiry of the Term pursuant to Section 2.1. “Change of Control” in this Section 2.2 shall mean, with respect to the Company, an acquisition by any third party by merger, or purchase of a majority of the voting stock or substantially all the assets or business of the Company, or any entity which directly or indirectly Controls (as defined below) the Company, or any other material change in the ownership or Control of the Company, or any entity which directly or indirectly Controls the Company. “Control” by any party with respect to any other party shall mean the direct or indirect control of fifty percent (50%) or more of the voting stock or other ownership interest by such party of the other party, or if such party possesses the power to direct or cause the direction of the management and policies of the other party or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other party.

At any time during the Term or upon expiry of the Term, any Seconded Employee who wishes to become a full-time employee at the Company may resign from CMJ and apply for employment at the Company. No assurance of such employment shall be given by CMJ either to the Company or to the Seconded Employee. The Company may, in its sole discretion, determine whether or not to establish an employment relationship with any such Seconded Employee.

3. Change of Duties and Positions. Any changes to the positions or duties of the Seconded Employees during the Term shall be separately determined by the Parties.

4. Code of Conduct. Except as otherwise provided in this Agreement, the Seconded Employees shall be expected to, and will, comply fully with the Code of Conduct Policy under the work rules and other employment related regulations of the Company (including, without limitation, any rules or regulations relating to confidentiality and assignment of inventions) in effect as of the date of this Agreement (collectively, the “Company Rules”) during the Term while being on the premises of the Company. The Company shall advise and provide reasonable information to each Seconded Employee as to the Company’s Code of Conduct Policy and the Company Rules.

5. Support. The Company shall provide at its sole expense, reasonable office space for each of the Seconded Employees together with appropriate workstations and equipment and such information, data and support as necessary for each Seconded Employee to perform his or her responsibilities and duties under this Agreement.

6. Work Hours, Holidays, etc.

6.1	Matters relating to work hours and holidays of the Seconded Employees during the Term shall be determined in accordance with the Company Rules.

6.2	The Seconded Employees shall be entitled to annual special holidays in recognition of their services, holidays reserved for injury or disease, half-holidays, special holidays (due to injury or disease in the course of employment, unforeseen disaster, etc.) and other holidays (congratulatory or condolence leaves etc.) in accordance with the Company Rules; provided, however, that in the event that (i) the Company Rules do not provide for any of the holidays mentioned above, (ii) the Company Rules provide for holidays other than those mentioned above, or (iii) the number of holidays provided under the Company Rules is not the same as the number of holidays provided under the relevant rules of CMJ, these matters shall be determined separately by CMJ and the Company.

6.3	The Seconded Employees shall be entitled to free vacations and refresh vacations in accordance with the work rules and other related regulations of CMJ (collectively, the “CMJ Rules”).

6.4	The Company shall be primarily responsible for managing the working conditions of the Seconded Employees and shall submit a monthly report to CMJ in accordance with Section 18. CMJ shall be ultimately responsible for managing the working conditions of the Seconded Employees based on such reports submitted by the Company.

7. Compensation, Bonuses and Employee Benefits. Each Seconded Employee shall be entitled to compensation, bonuses and employee benefits based on his or her performance at the Company as set forth below.

(i)	Monthly compensation, overtime work allowance and holiday work allowance shall be calculated and paid by CMJ in accordance with the CMJ Rules. Notwithstanding Section 6.1, overtime work allowance and holiday work allowance shall be calculated by CMJ based on work hours and holidays under the CMJ Rules.

(ii)	Regular and special pay raise shall be implemented by CMJ in accordance with the CMJ Rules.

(iii)	Special benefits shall be calculated and granted by CMJ in accordance with the CMJ Rules.

(iv)	Consolation payments for injury or disease, congratulatory or condolence allowance and commendations for continued services shall be granted by CMJ in accordance with the CMJ Rules.

8. Commuting Allowance. CMJ shall provide a commuting allowance to each Seconded Employee in accordance with the CMJ Rules, and the Company shall reimburse the equivalent amount to CMJ upon CMJ’s request.

9. Travel Costs, Transportation Costs etc. Each Seconded Employee shall be entitled to recover travel costs, transportation costs, etc. as set forth below.

(i)	Daily allowance for business trips (excluding business trip allowance for day trips), travel costs, transportation costs, accommodation costs, etc. shall be paid by the Company in accordance with the Company Rules.

(ii)	Business trip allowance for day trips shall be paid by the Company in accordance with the Company Rules upon request of such Seconded Employee.

(iii)	Travel costs and allowance shall be paid by CMJ in accordance with the CMJ Rules in the event the secondment from CMJ to the Company requires a change of residence of such Seconded Employee; provided, however, that if the Company requires more than one change of residence of such Seconded Employee during the Term, travel costs and allowance for any such additional change shall be paid by the Company in accordance with the Company Rules. Travel costs and allowance shall be paid by the Company in accordance with the Company Rules in the event the return of such Seconded Employee to CMJ from the Company upon expiry of the Term requires a change of residence of such Seconded Employee.

10. Fees.

10.1	The Company shall make monthly payments to CMJ for the services provided by the Seconded Employees in an amount equal to the total amount of the Seconded Employees’ employee-related costs borne by CMJ hereunder to be calculated by CMJ, including but not limited to, basic salary, bonuses, overtime work allowance, holiday work allowance, sales force allowance, unaccompanied duty allowance, commuting allowance and the employer’s share of contribution to each of the Employees’ Pension Program, Health Insurance Program, Employment Insurance Program and Care Insurance Program (the “Fees”). If at any time a Seconded Employee resigns from CMJ or becomes a full-time employee of the Company, the Fees shall be decreased accordingly for such Seconded Employee for the remainder of the Term.

10.2	The Company shall pay the Fees by wire transfer to the account designated by CMJ by the last day of the month of invoice.

10.3	The aggregate annual amount of the Fees is estimated to be One Hundred and Seventy Six Million (176,000,000) Japanese Yen; provided, however, that (i) the Fees may be subject to increases in accordance with the CMJ Rules provided that the Fees shall not exceed in the aggregate annual amount of One Hundred and Ninety Million (190,000,000) Japanese Yen (the “Fee Cap”), and (ii)in the event CMJ incurs any unexpected employee-related costs due to incidents beyond the control of CMJ such as tax reforms, the Parties shall consult with each other to determine any appropriate amount to be paid to CMJ by the Company in excess of such amount, provided that in no event may such excess amount exceed the Fee Cap. If the Parties are unable to reach agreement on any such excess amount, either Party shall have the right to terminate this Agreement on thirty (30) days’ notice.

11. Rent Allowance. Any Seconded Employee who is single shall be entitled to rent allowance to be paid by CMJ in the amount to be calculated in accordance with the CMJ Rules.

12. Social Insurance etc.

12.1	The Seconded Employees shall maintain their status as insured persons under each of CMJ’s Health Insurance Program, Employees’ Pension Program, Employees’ Pension Fund Program and Employee Insurance Program, and CMJ shall be responsible for the employer’s share of contribution to each of these programs.

12.2	The Seconded Employees shall be covered by the Workers’ Accidents Compensation Insurance Program of the Company, and the premiums thereof shall be borne by the Company, which shall be calculated at the rate of the Company based on the amounts of compensation, bonuses and other benefits received by the Seconded Employees directly or indirectly from CMJ.

12.3	The Company shall allow the Seconded Employees to use its welfare facilities and to participate in any events of the Company.

13. Accident Compensation.

13.1	The Company shall be responsible for providing compensation to the Seconded Employees for any accident which may occur in relation to work or outside work in accordance with the Company Rules; provided, however, that CMJ may also provide accident compensation to the Seconded Employees in accordance with the CMJ Rules.

13.2	The Company shall give prior notice to CMJ when providing accident compensation to any of the Seconded Employees.

13.3	The Company warrants to CMJ that the Seconded Employees are insured against any car accident or other accidents which may occur in relation to any equipment owned by the Company, in the event of which the insurance will provide to the Seconded Employees the same level of compensation as any employees of the Company would receive.

14. Education and Training. Where necessary, CMJ may cause the Seconded Employees to participate in its education or training programs to the extent it does not interfere with their work at the Company.

15. Notification of Cash Reward. In the event any of the Seconded Employees receives a cash reward or any other form of cash from the Company or any third party in a sales competition or any other event in relation to the marketing and service activities of the Company, the Company shall notify the amount, timing of payment, name of payer and other relevant matters to CMJ.

16. Suspension and Resignation.

16.1	In the event any of the Seconded Employees is to be suspended under the CMJ Rules (excluding any suspension due to injury or disease), the Parties shall separately discuss and determine how to handle the situation.

16.2	In the event any of the Seconded Employees is to be suspended due to any injury or disease under the CMJ Rules, the Parties shall cause such employee to be reinstated at CMJ prior to the issuance of an order of suspension by CMJ.

16.3	In the event of resignation of a Seconded Employee in accordance with the CMJ Rules, such employee shall be reinstated at CMJ prior to the resignation.

17. Disciplinary Punishment and Dismissal.

17.1	In the event of a punitive dismissal of any of the Seconded Employees under the CMJ Rules, such employee shall be reinstated at CMJ prior to his or her punitive dismissal.

17.2	In the event of a dismissal of any of the Seconded Employees under the CMJ Rules (excluding any situation under the preceding Paragraph), such employee shall be reinstated at CMJ prior to his or her dismissal.

18. Notification. CMJ and the Company shall notify each other of the following regarding each Seconded Employee at the time specified for each item:

(a) Matters to be notified by CMJ to the Company

(i) Personal History At the time of commencement of secondment

(ii) Premiums paid for the workers’ accidents compensation insurance program

At the time of commencement of secondment

Each time of change in amount

(iii) Other matters which the Company deems necessary and approved by CMJ

When separately designated by the Parties

(b) Matters to be notified by the Company to CMJ

(i)	Monthly working conditions (including work records such as overtime work hours, holiday work hours, number of annual special holidays given in recognition of employee’s services and other holidays)

Every month

(ii) Change of work rules of the Company Each time of change

(iii) Twelve-month calendar of the Company indicating working days and holidays

(iv)	Each time of issuance of such calendar Matters relating to cash rewards under Section 15

Each time of granting of rewards

(v) Other matters which CMJ deems necessary and approved by the Company

When separately designated by the Parties

19. CMJ Employment. Notwithstanding this Agreement, the Seconded Employees shall remain in the employment of CMJ and CMJ shall remain fully responsible for all the obligations of an employer to an employee in accordance with the terms and conditions of employment with CMJ.

20. Liability and Indemnification. During the Term of this Agreement, so long as a Seconded Employee is acting pursuant to instructions from management of the Company or otherwise in the ordinary course of business, in accordance with the scope of his or her terms of secondment under this Agreement and in the case of a conflict of interests between the Company and CMJ, in accordance with his or her duty to act in good faith to and in the best interests of the Company pursuant to such terms of secondment:

a. the Company shall indemnify CMJ against any claims or proceedings against CMJ as a result of any act or omission of the Seconded Employees working on secondment to the Company which is related to the performance by any Seconded Employee of his or her duties hereunder; and

b. CMJ shall not be liable to the Company for any act or omission, error or judgment (whether negligent or not) on the part of any Seconded Employee.

21. Relationship of the Parties. The Parties are independent contractors under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, agency, employer/employee, or master/servant relationship. Neither Party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other Party. The Parties shall act in good faith at all times with each other.

22. No Third-Party Beneficiary Rights. Nothing in this Agreement, express or implied, shall confer upon any employee of CMJ, or upon any representative of such employee, or upon any person claiming through such employee, or upon any collective bargaining agent, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever. Nothing in this Agreement, express or implied, shall be deemed to confer upon any individual (or any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Agreement, and each individual (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights hereunder. Nothing in this Agreement, express or implied, shall create a third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person or entity other than the Parties hereto. Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Seconded Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements.

23. Miscellaneous.

23.1 Amendments. This Agreement may not be changed, altered, waived or, terminated unless in writing and signed by or on behalf of each of the Parties to this Agreement.

23.2 Successors and Assigns. All of the terms of the Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the successors and assigns of the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall assign any of its respective rights or obligations under this Agreement to any other party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

23.3 Notices. Unless otherwise agreed upon, any notice, request, claim or other communication under this Agreement to the Parties at their respective addresses set forth below or any other address as duly notified, shall be deemed to have been duly given or made (a) when received if personally delivered or if sent by facsimile with confirmed answer back, or (b) within five (5) business days of being sent by registered mail, return receipt requested, postage prepaid or by priority delivery by established international courier:

If to CMJ:

Canon Marketing Japan Inc.
16-6, Konan 2-chome,
Minato-ku, Tokyo 108-8011, Japan
Attention: Hiroshi Shibuya, Managing Director, President of Industrial Equipment Co.
Facsimile: 81-3-3740-3389

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to the Company:

STAAR Japan, Inc.

13-29 Konan 2-chome,
Minato-ku, Tokyo, 108-0075, Japan
Attention: [ Facsimile: [	] ]

23.4 Complete Agreement. This Agreement, the Share Purchase Agreement and the other Ancillary Agreements (as defined in the Share Purchase Agreement) constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof including, without limitation, the Current Agreement. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Party to be bound.

23.5 Headings. The use of headings in this Agreement is for convenience of reference only and will not be construed to limit, broaden or affect the meanings of the provisions contained in each section.

23.6 Injunctive Relief. Each Party agrees that the other Party shall be entitled to (i) any kind of injunction to prevent breaches of the provisions of this Agreement and (ii)enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties or the subject matter hereof, in addition to any other remedy to which such Party may be entitled at law. The Parties agree that, in the event of breach or threatened breach of the provisions of this Agreement, the damage or imminent damage to the value and the goodwill of the non-breaching Party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.

23.7 Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by the competent authorities to be invalid, illegal or unenforceable, such provision or provisions shall be reformed or renegotiated to as nearly approximate the original reasonable intent of the Parties as possible with regard to this Agreement, the Share Purchase Agreement and the other Ancillary Agreements.

23.8 Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement will not constitute a waiver of, or prevent assertion of, the right to require such performance in the future or performance of a later breach of this Agreement.

23.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will be one and the same instrument.

23.10 Arbitration. Each Party shall use its reasonable commercial efforts to solve, through mutual consultation, without recourse to arbitration, any disputes or differences which might arise in connection with this Agreement. However, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Notwithstanding the foregoing, the Parties are permitted to seek injunctive relief from a court having jurisdiction pursuant to the provisions of Section 23.6, including without limitation, to enforce any interim award or award of injunctive relief by any arbitrator. The language of the arbitration shall be English. The arbitral award shall be final, binding and conclusive on the Parties, with no further rights of appeal. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

23.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan other than the conflicts of laws rules thereof.

23.12 Language of Agreement. This Agreement is executed in the English language, and the English version of this Agreement shall control any translation of this Agreement into any other language.

23.13 Attorneys Fees and Expenses. Except as otherwise specifically provided herein, the Parties hereto shall pay their own expenses, including attorneys’ fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

23.14 Additional Actions. Each of the Parties hereto shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

23.15 Consultations. Any question arising from or in connection with this Agreement or any matter not set forth in this Agreement shall be determined separately by the Parties in light of the purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

CANON MARKETING JAPAN INC.
By:	—
Name:
Title:

STAAR JAPAN, INC.

By:	—
Name:
Title:

Annex I

[Seconded Employees]

Exhibit J

[Termination Agreement]

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), is entered into on      , 2007 by and among STAAR SURGICAL COMPANY. (“STAAR”), a company organized and existing under the laws of the State of Delaware, United States of America, STAAR JAPAN, INC., formerly CANON STAAR CO., INC. (the “Company”), CANON INC. (“CINC”), and CANON MARKETING JAPAN INC. (“CMJ”), each a kabushiki kaisha organized and existing under the laws of Japan. STAAR, the Company, CINC and CMJ are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. CINC and CMJ are sometimes referred to herein collectively as the “Canon Parties”.

RECITALS

Whereas, STAAR and the Canon Parties have entered into that certain Joint Venture Agreement dated May 23, 1988 (the “JVA”);

Whereas, STAAR and the Company have entered into that certain Technical Assistance and License Agreement dated September 6, 1988 (the “TALA”);

Whereas, STAAR, Canon Parties and the Company have entered into that certain Settlement Agreement dated September 28, 2001 (the “Settlement Agreement”);

Whereas, CINC and STAAR have entered into that certain Confidentiality Agreement dated May 12, 2005 (the “Confidentiality Agreement”);

Whereas, pursuant to that certain Share Purchase Agreement entered into as of October 25, 2007 by and between STAAR and the Canon Parties (the “Share Purchase Agreement”), STAAR agreed to purchase from the Canon Parties, and the Canon Parties agreed to sell to STAAR, their respective shares of the Company;

Whereas, as a condition to the Share Purchase Agreement, the parties thereto agreed to cause the execution of this Agreement;

Whereas, the respective parties wish to terminate the JVA, TALA and the Confidentiality Agreement in their entirety and certain parts of the Settlement Agreement; and

Whereas, CMJ and the Company wish to terminate any existing distribution agreement between CMJ and the Company.

AGREEMENT

Now, therefore, for and in consideration of the premises and the covenants hereinafter set forth, the Parties agree as follows.

1.	JVA. STAAR and the Canon Parties hereby terminate the JVA, effective as of the date hereof, including the termination of all rights and obligations therein notwithstanding any provisions contained to the contrary in that agreement, and agree that the JVA is hereby considered null and void.

2.	TALA. STAAR and the Company hereby terminate the TALA, effective as of the date hereof, including the termination of all rights and obligations therein notwithstanding any provisions contained to the contrary in that agreement, and agree that the TALA is hereby considered null and void.

3.	Settlement Agreement. The Parties hereby terminate the provisions of Sections 1 through 6 and 9 through 11 of the Settlement Agreement, including the termination of all rights and obligations contained in such Sections notwithstanding any provisions contained to the contrary in that agreement. The rights and obligations contained in Sections 7, 8, 12, 13 and 14 of the Settlement Agreement shall remain in full force and effect and are set forth below for purposes of convenience only.

“7. Upon full execution of this Agreement, Staar Surgical agrees that the case titled STAAR Surgical Company v CANON Inc., CANON Sales Co., Inc. and Norio Kuroda (United States District Court, Central District of California, Case No. 00-04835) shall be dismissed with prejudice pursuant to a document drafted by counsel to Defendants and signed by Plaintiff.”; and

“8. Upon full execution of this Agreement, CINC and CSCO agree that the Japan Commercial Arbitration Association (JCAA) Case No. 00-03, Tokyo shall be dismissed. Any document necessary for submission to the JCAA for dismissal shall be prepared by CINC, CSCO and Staar Surgical.”; and

“12. Staar Surgical, CINC and CSCO, each for itself and its successors and assigns, hereby RELEASE, WAIVE, DISCHARGE AND COVENANT NOT TO SUE each other, or each other’s parent, subsidiaries, affiliates and their present and former directors, officers, agents and employees, and each of them, from or related to any and all claims, losses, damages, costs and obligations, known or unknown, which they may now have or have ever had, arising out of, or related to, the disputes which are based on the performances, non-performances or acts made prior to the date hereof, including without limitation, those alleged in the case titled STAAR Surgical Company v CANON Inc., CANON Sales Co., Inc. and Norio Kuroda (United States District Court, Central District of California, Case No. 00-04835) and the Japan Commercial Arbitration Association (JCAA) Case No. 00-03, Tokyo, except for the parties respective obligations under this Agreement. The foregoing release, waiver, discharge and covenant not to sue shall not apply to any claims that may be made against the former president of Canon Staar, John Wolf, by Staar Surgical, CINC, CSCO or Canon Staar.”; and

“13. Each party shall bear its costs and expenses, including attorney fees, in connection with the subject matter hereof.”; and

“14. Subject to full execution hereof by the parties, this Agreement shall become effective as of the date first above written.”

4.	Confidentiality Agreement. CINC and STAAR hereby terminate the Confidentiality Agreement, effective as of the date hereof, including the termination of all rights and obligations therein notwithstanding any provisions contained to the contrary in that agreement, and agree that the Confidentiality Agreement is hereby considered null and void.

5.	Distribution Agreement. Effective as of the date hereof, CMJ and the Company hereby terminate any distribution agreement existing between CMJ and the Company, whether exclusive or non-exclusive, including the termination of all rights and obligations therein, and agree that any such distribution agreement is hereby considered null and void.

6.	Other Agreements. Notwithstanding the foregoing, effective as of the date hereof: (i) the Parties hereby terminate the agreements listed on Exhibit A, including the termination of all rights and obligations therein other than those provisions indicated in Exhibit A as surviving such termination, notwithstanding any provisions contained to the contrary in such agreements, and agree that such agreements are hereby considered null and void except for those provisions indicated in Exhibit A as surviving such termination, and (ii) in the event any Party identifies any agreements among the Parties (other than the Share Purchase Agreement or the Ancillary Agreements (as defined in the Share Purchase Agreement) that would limit the Company’s ability to freely market and distribute products of the Business (as such term is defined in the Share Purchase Agreement), the Parties agree to negotiate in good faith the termination of the provisions of such agreement which limit the Company’s ability to freely market and distribute products of the Business.

7.	Miscellaneous

7.1	Amendments. This Agreement may not be changed, altered, waived or, terminated unless in writing and signed by or on behalf of each of the Parties to this Agreement.

7.2	Successors and Assigns. All of the terms of the Agreement shall be binding upon, inure solely to the benefit of and be enforceable by the successors and assigns of the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall assign any of its respective rights or obligations under this Agreement to any other party without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

7.3	Notices. Unless otherwise agreed upon, any notice, request, claim or other communication under this Agreement to the Parties at their respective addresses set forth below or any other address as duly notified, shall be deemed to have been duly given or made (a) when received if personally delivered or if sent by facsimile with confirmed answer back, or (b) within five (5) business days of being sent by registered mail, return receipt requested, postage prepaid or by priority delivery by established international courier:

If to STAAR:

STAAR Surgical Company
1911 Walker Avenue
Monrovia, California 91016, U.S.A.
Attention: Charles Kaufman
Facsimile: 1-626-358-3049

With a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: P. Rupert Russell, Esq.
Facsimile: 1-415-421-2922

If to the Company:

STAAR Japan, Inc. 13-29 Konan 2-chome,
Minato-ku, Tokyo, 108-0075, Japan
Attention: [ Facsimile: [	] ]

If to CINC:

Canon Inc.
30-2, Shimomaruko 3-chome,
Ohta-ku, Tokyo 146-8501, Japan
Attention: Masahiro Osawa, Managing Director, Group Executive of Finance & Accounting Headquarters
Facsimile: 81-3-5482-3960

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

If to CMJ:

Canon Marketing Japan Inc.
16-6, Konan 2-chome,
Minato-ku, Tokyo 108-8011, Japan
Attention: Hiroshi Shibuya, Managing Director, President of Industrial Equipment Co.
Facsimile: 81-3-3740-3389

With a copy to:

Jones Day
Shiroyama MT Bldg.
1-17, Toranomon 4-chome, Minato-ku,
Tokyo 105-0001
Japan
Attention: Scott Jones
Facsimile: 81-3-5401-2725

7.4	Complete Agreement. This Agreement, the Share Purchase Agreement and the other Ancillary Agreements (as defined in the Share Purchase Agreement) constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the Party to be bound.

7.5	Headings. The use of headings in this Agreement is for convenience of reference only and will not be construed to limit, broaden or affect the meanings of the provisions contained in each section.

7.6	Injunctive Relief. Each Party agrees that the other Party or Pa rties shall be entitled to (i) any kind of injunction to prevent breaches of the provisions of this Agreement and (ii) enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties or the subject matter hereof, in addition to any other remedy to which such Party may be entitled at law. The Parties agree that, in the event of breach or threatened breach of the provisions of this Agreement, the damage or imminent damage to the value and the goodwill of the non-breaching Party will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate.

7.7	Severability. In the event that any one or more of the provisions of this Agreement should for any reason be held by the competent authorities to be invalid, illegal or unenforceable, such provision or provisions shall be reformed or renegotiated to as nearly approximate the original reasonable intent of the parties as possible with regard to this Agreement, the Share Purchase Agreement and the other Ancillary Agreements.

7.8	Waivers. The failure of a Party to insist upon strict performance of any provision of this Agreement will not constitute a waiver of, or prevent assertion of, the right to require such performance in the future or performance of a later breach of this Agreement.

7.9	Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will be one and the same instrument.

7.10	Arbitration. Each Party shall use its reasonable commercial efforts to solve, through mutual consultation, without recourse to arbitration, any disputes or differences which might arise in connection with this Agreement. However, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Tokyo, Japan in accordance with the Commercial Arbitration Rules of the Japan Commercial Arbitration Association. Notwithstanding the foregoing, the Parties are permitted to seek injunctive relief from a court having jurisdiction pursuant to the provisions of Section 7.6, including without limitation, to enforce any interim award or award of injunctive relief by any arbitrator. The language of the arbitration shall be English. The arbitral award shall be final, binding and conclusive on the Parties, with no further rights of appeal. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

7.11	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan other than the conflicts of laws rules thereof.

7.12	Language of Agreement. This Agreement is executed in the English language, and the English version of this Agreement shall control any translation of this Agreement into any other language.

7.13	Attorneys Fees and Expenses. Except as otherwise specifically provided herein, the Parties hereto shall pay their own expenses, including attorneys’ fees, incident to the preparation and performance of this Agreement, whether or not the transactions contemplated herein are consummated.

7.14	Additional Actions. Each of the Parties hereto shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first written above.

[Signature page follows]

STAAR SURGICAL COMPANY

By:
Name:
Title:

STAAR JAPAN, INC.

By:
Name:
Title:

CANON INC.

By:
Name:
Title:

CANON MARKETING JAPAN INC.

By:
Name:
Title:

EXHIBIT A

Other Agreements

1.	Memorandum between the Company and CMJ dated September 6, 1988, regarding exclusive distributorship.

No provisions of this agreement survive termination.

2.	Memorandum between the Company and CMJ dated November 1, 2001, regarding the repurchase of Intraocular Lens.

No provisions of this agreement survive termination.

3.	Agreement for the Treatment of Personal Information of CMJ Staff, by and between the Company and CMJ dated April 2, 2004.

The following Articles shall survive termination of this agreement: 2 (1), 4 (1), 4 (2), 5 (1), 5 (2), 7, 8 and 9 (2).

4.	Memorandum between the Company and CMJ dated January 1, 1998, regarding the Treatment of Temporary Transfer Staff.

Article 9 (2) shall survive termination of this agreement.

5.	Agreement for Quality Assurance of Advanced Administrative Medical Equipment and General Medical Equipment by and between the Company and CMJ dated July 3, 2006.

Article 6 shall survive termination of this agreement.

Exhibit K

[General Release]

_________________, 2007

Reference is made to the Share Purchase Agreement entered into as of October 25, 2007 (the “Agreement”) by and between STAAR Surgical Company and Canon Marketing Japan Inc. and Canon Inc. (collectively, the “Shareholders”) , pursuant to which the following release is made.

I,      , in my capacity as a director of STAAR JAPAN, INC., formerly known as CANON STAAR CO, INC. (the “Company”), hereby fully release and discharge each of the Shareholders and the Company and their respective directors, officers, agents and employees (individually a “Releasee” and collectively, the “Releasees”) from all rights, claims and actions, known or unknown, of any kind whatsoever, which I, in my capacity as a director of the Company, now have against any Releasee, arising out of or relating to events arising prior to or on the Closing Date (as defined in the Agreement).

Sincerely,

[Name of Director]

Schedule 5.11

Other Commitments to Register Securities